  As filed with the Securities and Exchange Commission on December 3, 2003
                                                               Registration No.
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        FORM SB-2 REGISTRATION STATEMENT
                         UNDER THE SECURITIES ACT OF 1933

                                   QT 5, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                                 72-7148906
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)

                       5655 LINDERO CANYON ROAD, SUITE 120
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                            TELEPHONE: (818) 338-1500
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                  STEVEN REDER
                                    PRESIDENT
                                   QT 5, INC.
                       5655 LINDERO CANYON ROAD, SUITE 120
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                            TELEPHONE: (818) 338-1500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:
                              MARY ANN SAPONE, ESQ.
                             Richardson & Patel LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                            Telephone: (310) 208-1182
                           Telecopier: (310) 208-1154

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED
                                                           OFFERING PRICE      MAXIMUM
          TITLE OF EACH CLASS OF            AMOUNT TO BE      PER UNIT        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED          REGISTERED                     OFFERING PRICE     REGISTRATION FEE
                                                                                 (1)
-------------------------------------------------------------------------------------------------------------------
 Common stock, $0.001 par value(1)           1,793,656         $0.085          $152,462             $12.33
-------------------------------------------------------------------------------------------------------------------
 Common stock, $0.001 par value, issuable
 upon conversion of warrants at $0.40 per
 share(2)                                     200,000           $0.40          $80,000              $6.47
-------------------------------------------------------------------------------------------------------------------
 Common stock, $0.001 par value, issuable
 upon conversion of warrants at $0.75 per
 share(2)                                     200,000           $0.75          $150,000             $12.14
-------------------------------------------------------------------------------------------------------------------
 Common stock, $0.001 par value, issuable
 upon conversion of warrants at $0.075
 per share(2)                                7,500,000         $0.075          $562,500             $45.51
-------------------------------------------------------------------------------------------------------------------
 Common stock, $0.001 par value, issuable
 upon conversion of warrants at $0.50 per
 share(2)                                    1,000,000          $0.50          $500,000             $40.45
-------------------------------------------------------------------------------------------------------------------
 TOTAL                                       10,693,656                       $1,444,962           $116.90
===================================================================================================================

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2) Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. INFORMATION MAY HAVE CHANGED SINCE THAT DATE.


                                      LOGO



                                   QT 5, INC.

                        10,693,656 SHARES OF COMMON STOCK

         This prospectus covers the resale by selling shareholders of up to 10,693,656 shares of our common stock, $0.001 par value. The selling shareholders are offering

         1,793,656 shares of common stock,

         7,500,000 shares of common stock underlying the warrants issued in conjunction with our 6% Convertible Debentures, and

         1,400,000 shares of common stock underlying warrants that were not granted in conjunction with our 6% Convertible Debentures.

         These securities are more fully described in the section of this prospectus titled "Description of our Securities".

         The selling shareholders will sell in accordance with the terms described in the section of this prospectus titled "Plan of Distribution". We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

         Our common stock is listed on the Over-The-Counter Bulletin Board. Our trading symbol is "QTFV."

         AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 5.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is December _____, 2003.

                                   QT 5, INC.

                                Table of Contents
                                                                        Page No.

Prospectus Summary                                                        4

Risk Factors                                                              5

Forward Looking Statements                                                11

Description of our Securities                                             11

Selling Shareholders                                                      14

Plan of Distribution                                                      15

Use of Proceeds                                                           16

Directors, Executive Officers, Promoters and Control Persons              17

Security Ownership of Certain Beneficial Owners and Management            19

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities                                                21

Organization                                                              22

Our Business                                                              22

Description of Property                                                   27

Legal Proceedings                                                         27

Management's Discussion and Analysis of Financial Condition
and Results of Operations                                                 27

Financial Statements                                                 F-1 - F-45

Changes In and Disagreements With Accountants on
Accounting and Financial Disclosure                                       35

Certain Transactions                                                      35

Market for Common Equity and Related Shareholder Matters                  37

Executive Compensation                                                    39

Experts.                                                                  42

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS IMPORTANT INFORMATION ABOUT OUR BUSINESS AND ABOUT THIS OFFERING. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. PLEASE READ THE ENTIRE PROSPECTUS.


                                   QT 5, INC.

         On April 7, 2002 we entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 relating to the formulation of nicotine water-based products. We refer to this patent throughout this prospectus as the "NICO Patent". The agreement was effective upon the execution and delivery of the assignment of patent. The assignment of the patent was executed and delivered to us on June 26, 2002. Our first water-based homeopathic nicotinum (nicotine) product is NICOWater(TM), an odorless and tasteless water-based product that is designed to relieve the self-diagnosed symptoms of tobacco cravings. In May 2003 we began shipping NICOWater(TM). We recently launched a nationwide rollout of NICOWater(TM), which can now be purchased from an increasing number of retail locations as well as from certain independent pharmacies. While we have acquired other products, NICOWater(TM) is the only product we currently sell.


                                HOW TO CONTACT US

         We maintain our principal offices at 5655 Lindero Canyon Road, Suite 120, Westlake Village, California 91362. Our telephone number at that address is
(818) 338-1500 and our facsimile number is (818) 338-1551.


                                  THE OFFERING

         We are registering 10,693,656 shares of our common stock for sale by the shareholders identified in the section of this prospectus titled "Selling Shareholders". The shares included in the table identifying the selling shareholders include 1,793,656 shares of our common stock plus an additional 8,900,000 shares of common stock that have not yet been, but that may be, issued to designated selling shareholders upon the exercise of warrants. Of that amount, 7,500,000 shares are being registered to cover the common stock underlying the warrants that were issued in conjunction with the 6% Convertible Debentures we issued on August 22, 2003 and 1,400,000 shares are being registered to cover the common stock underlying other warrants that were not issued in conjunction with our 6% Convertible Debentures. Information regarding the warrants is included in the section of this prospectus titled "Description of our Securities".

                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY OUR SECURITIES. IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE CURRENTLY IN A DISPUTE WITH THE FORMER OWNER OF THE NICO PATENT. IF WE WERE TO LOSE OUR RIGHTS TO THIS PATENT, IT WOULD MATERIALLY ADVERSELY EFFECT OUR BUSINESS, REVENUES AND RESULTS OF OPERATIONS.

         NICOWater(TM) is the only product we sell and we are currently focusing all of our efforts and capital toward the advertising, distribution and marketing of NICOWater(TM). In May 2003 we received notice from Marshall Anlauf Thompson, the inventor of the process by which we make NICOWater(TM) and the assignor of the rights to the NICO Patent, that he believed that we were in breach of the agreement by which we acquired the NICO Patent. Specifically, he alleges that we have failed to meet certain performance requirements included in that agreement and that he has a right to terminate the agreement and obtain a return of the NICO Patent. We have commenced an arbitration proceeding, as required by the agreement, to resolve this dispute. If the arbitrators were to rule against us and we lost the NICO Patent, it would have a material adverse effect on our business, revenues and results of operations because we would no longer be entitled to advertise, distribute or market NICOWater(TM).

WE ARE A RECENTLY FORMED BUSINESS WITH VERY LITTLE OPERATING HISTORY, THEREFORE YOU HAVE NO BASIS ON WHICH TO DETERMINE IF WE CAN BE SUCCESSFUL.

         In January 2003 we merged with Moneyzone.com, Inc. in a reverse acquisition. We have a very short history of operations, and we only began the marketing of our first product, NICOWater(TM), in May 2003. We are not certain that our products will generate significant revenues. During the year ended June 30, 2003 and the quarter ended September 30, 2003, we incurred a net loss of $6,410,216 and $1,994,603, respectively, with revenues of only $9,042 and $145,467, respectively. Because we have a short operating history, you will have no basis upon which to accurately forecast our future operations, including sales, or to judge our ability to develop our business. If you purchase our securities, you may lose your entire investment.

BECAUSE WE HAVE EARNED VERY LITTLE IN REVENUES, THE SUCCESS OF OUR BUSINESS REQUIRES CONTINUED FUNDING. IF WE CANNOT RAISE THE MONEY WE NEED TO SUPPORT OUR OPERATIONS UNTIL WE EARN SIGNIFICANT REVENUES, WE MAY BE REQUIRED TO CURTAIL OR TO CEASE OUR OPERATIONS AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

         Our ability to develop our business depends upon our receipt of money to continue our operations while we introduce our product and a market for it develops. If this funding is not received as needed, it is unlikely that we could continue our business, in which case you would lose your entire investment.

         In August 2003 we received gross proceeds of $1,000,000 in financing with a commitment for an additional $1,000,000 in gross proceeds to be received following the effective date of a registration statement, which we were required to file in conjunction with receipt of the financing. The registration statement was declared effective on November 12, 2003, and we received the remaining $1,000,000 of gross proceeds in October and November 2003. Also, in November 2003 we completed an accounts receivable financing facility with AeroFund Financial that will enable us to finance approved customer invoices to a maximum of $1,500,000 at any given time. We believe that the proceeds from the above-described financing, in conjunction with the financing of our accounts receivable, will allow us to continue our operations for a period of approximately 12 months.

         To the extent that we need more money than has been committed to us, we cannot assure you that additional financing will be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing as needed, we may be required to curtail the manufacturing and marketing of our product and possibly cease our operations.

         Our independent accountants have included an explanatory paragraph in their report on our financial statements set forth in this prospectus stating that because of our significant losses and our working capital deficit there is substantial doubt that we can continue as a going concern.

WE ARE SUBJECT TO THE RISKS AND UNCERTAINTIES INHERENT IN NEW BUSINESSES. IF WE FAIL TO ACCURATELY FORECAST OUR CAPITAL NEEDS OR IF OUR PRODUCT DOES NOT EARN SIGNIFICANT REVENUES OUR BUSINESS COULD FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

     We are subject to the risks and uncertainties inherent in new businesses, including the following:

o Our projected capital needs may be inaccurate, and we may not have enough money to develop our business and bring our products to market as we planned;

o We may experience unanticipated development or marketing expenses, which may make it more difficult to develop our business and bring our products to market;

o Even if we are able to develop our products and bring them to market, we may not earn enough revenues from the sales of our products to cover the costs of operating our business.

     If we are unsuccessful in our efforts to develop our business and if the products we provide do not produce revenues as we project, we are not likely to ever become profitable and we may be required to curtail some or all of our operations. If that happened you could lose your entire investment.

WE ARE DEPENDENT FOR OUR SUCCESS ON A FEW EMPLOYEES. THE LOSS OF ONE OR MORE OF THESE EMPLOYEES COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

         Our future success will depend, to a significant degree, on the continued services of our Chief Executive Officer, Timothy J. Owens, our President, Steven Reder, and our Chief Financial Officer, Norman A. Kunin. Loss of the services of Messrs. Owens, Reder and Kunin would have a material adverse effect on our business and operations.

WE CANNOT GUARANTEE YOU THAT A MARKET WILL DEVELOP FOR NICOWATER(TM), THE ONLY PRODUCT WE HAVE FOR SALE. IF A MARKET FOR OUR PRODUCT DOES NOT DEVELOP, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

         To our knowledge, there are no other water-based products available that are used to satisfy a self-diagnosed craving for tobacco. We must be able to successfully differentiate our product from other products that contain nicotine, so that smokers become aware of its benefits. We cannot assure you that we can develop a market for this product. Our inability to successfully develop a market for this product will have a material adverse effect on our business, operating results and financial condition and would render your investment worthless.

WE CURRENTLY HAVE ONLY ONE PRODUCT FOR SALE AND IT IS MARKETED TO SMOKERS. A NUMBER OF DIFFERENT ORGANIZATIONS, INCLUDING GOVERNMENT AND MEDICAL ORGANIZATIONS, ARE TRYING TO CURTAIL THE USE OF CIGARETTES, PARTICULARLY BY CHILDREN. IF THE NUMBER OF SMOKERS DECLINES, THE MARKET FOR OUR PRODUCT WILL ALSO DECLINE. THIS WILL HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         Our NICOWater(TM) product is marketed to smokers. In recent years campaigns to stop cigarette smoking, particularly among children, have increased. Currently, many state governments provide funds for programs designed to educate the public to the dangers of smoking. Schools and medical organizations are also active in alerting students and patients to the health risks associated with smoking. If these campaigns are successful and the number of smokers declines significantly, the need for our product will also decline. A significant decline in the number of smokers will have a material adverse effect on our business.

WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN DEVELOPING AND
COMMERCIALIZING OTHER PRODUCTS. IF WE DO NOT DEVELOP AND COMMERCIALIZE OTHER PRODUCTS, AND IF NICOWATER(TM) CANNOT BE SUCCESSFULLY MARKETED, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

         Our ability to successfully develop any additional products is uncertain. Our research and development programs with respect to certain of our potential products are at an early stage. Potential new products may require additional research, development, testing, regulatory approval and additional investment prior to their commercialization, which may not be successful. There can be no assurance that we can develop commercially successful products. This means that the value of your investment would be dependent upon whether or not NICOWater(TM) is commercially successful and generates substantial revenues. We cannot assure you this will happen. If NICOWater(TM) is not commercially successful and we have no other products to market, you could lose your entire investment.

WE COULD BE SUBJECT TO PRODUCT LIABILITY CLAIMS. OUR INSURANCE MAY NOT BE ADEQUATE TO PAY SUCH CLAIMS. IF WE WERE REQUIRED TO PAY A CLAIM, OUR BUSINESS AND FINANCIAL CONDITION COULD BE ADVERSELY EFFECTED AND YOUR INVESTMENT MAY DECLINE IN VALUE.

         Liability might result from claims made by consumers who purchase NICOWater(TM).

We presently carry product liability insurance in amounts that we believe to be adequate, but we can give no assurance that such insurance will remain available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. The obligation to pay any product liability claim could have a material adverse effect on our business and financial condition and could cause the value of your investment to decline.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PATENTS OR OTHER INTELLECTUAL PROPERTY OR WE COULD BECOME INVOLVED IN LITIGATION WITH OTHERS REGARDING OUR INTELLECTUAL PROPERTY. EITHER OF THESE EVENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         We rely on a combination of patent laws, nondisclosure, trade secret and other contractual and technical measures to protect our proprietary rights in our product. However, we cannot assure you that these provisions will be adequate to protect our proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

         Although we believe that our intellectual property does not infringe upon the proprietary rights of third parties, others may claim that we have infringed on their products.

         If we were to become involved in disputes regarding the use or ownership of intellectual property rights, we could incur substantial costs in defending or prosecuting any such action and the defense or prosecution of the action would likely result in a diversion of management resources. In addition, in order to settle such an action we could be required to acquire licenses from others or to give licenses to others on terms that are not beneficial to us. Any dispute relating to our intellectual property, including our dispute with Marshall Anlauf Thompson relating to our right to use the NICO Patent, could have a material adverse effect on our business.

OUR PRODUCTS ARE REGULATED BY THE FDA AND, IN THE WORLDWIDE MARKET, GOVERNMENT AGENCIES LIKE THE FDA. WE MAY BE UNSUCCESSFUL IN OBTAINING REGULATORY APPROVALS FOR OUR PRODUCTS, EVEN THOUGH WE MAY INVEST A SIGNIFICANT AMOUNT OF TIME AND MONEY INTO SEEKING SUCH APPROVALS. IF OUR PRODUCTS DO NOT RECEIVE THE REGULATORY APPROVALS WE NEED TO SELL THEM, OUR REVENUES AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED AND THE VALUE OF YOUR INVESTMENT MAY DECLINE.

         The manufacture, sale, promotion and marketing of our current product, NICOWater(TM), and of some of our future products, are subject to regulation by the FDA and similar government regulatory bodies in other countries.

As we develop or obtain new products, we will be required to determine what regulatory requirements, if any, are required to market and sell our products in the United States and worldwide. Although we have not yet been required to spend significant sums of money to obtain FDA or other approvals for our products, the expense relating to obtaining such approvals could grow. Furthermore, we cannot predict the time frame for any approval because all required approvals are subject to independent governmental agencies over which we have no control. Delays in obtaining government approvals of our products, or failure to obtain required government approvals, will prevent us from marketing them, which, in turn, will prevent us from recouping their acquisition costs.

         We intend to work diligently to assure compliance with all applicable regulations that impact our business. We cannot assure you, however, that we will be able to obtain regulatory approval for all of our products or that, in the future, additional regulations will not be enacted which might adversely impact our operations. In either case, our revenues and operating results could be adversely effected and the value of your investment may decline.

RISKS ASSOCIATED WITH OWNERSHIP OF OUR SECURITIES

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

         We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.

WE HAVE THE ABILITY TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT ASKING FOR SHAREHOLDER APPROVAL, WHICH COULD CAUSE YOUR INVESTMENT TO BE DILUTED.

         Our Certificate of Incorporation currently authorizes the Board of Directors to issue up to 300,000,000 shares of common stock. The Board of Directors may generally issue shares of common stock or warrants or options to purchase shares of common stock without further approval by our shareholders. Accordingly, any additional issuance of our common stock may have the effect of further diluting your investment.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST.

         We require substantial working capital to fund our business. If we raise additional money through the issuance of equity, equity-related or convertible debt securities, those securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

OUR SECURITIES ARE THINLY TRADED, SO YOU MAY BE UNABLE TO LIQUIDATE THEM IF YOU NEED MONEY.

         Our common stock trades sporadically on the Over-The-Counter Bulletin Board. In the past, there have been periods of several days or more when there were no trades of our common stock. It is not likely that an active market for our common stock will develop or be sustained in the foreseeable future. If you needed to liquidate your common stock because you needed money, it may be difficult or impossible to do so.

WE ARE SUBJECT TO THE PENNY STOCK RULES AND THESE RULES MAY ADVERSELY EFFECT TRADING IN OUR COMMON STOCK.

         Our common stock is considered a "low-priced" security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will likely be a decrease in the willingness of broker-dealers to make a market in our common stock, decreased liquidity of our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

                           FORWARD LOOKING STATEMENTS

            The federal securities laws provide a safe harbor for certain forward-looking statements. This safe harbor protects us from liability in a private action arising under either the Securities Act of 1933 or the Securities Exchange Act of 1934 for forward-looking statements that are identified as such and accompanied by meaningful cautionary statements, or are immaterial.

            This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including for example, our inability to successfully market NICOWater(TM), the passage of unfavorable federal or state regulations governing NICOWater(TM) with which it may be difficult to comply, the loss of our ability to use the patent for NICOWater(TM), our inability to obtain financing when and if we need it and other factors, many of which may be outside our control. Consequently, you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the sections titled, "Risk Factors" and "Management Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus.

            The forward-looking statements speak only as of the date on which they are made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


                          DESCRIPTION OF OUR SECURITIES

COMMON STOCK AND RIGHTS OF COMMON SHAREHOLDERS

         The securities being offered by the selling shareholders are shares of our common stock. We are authorized by our Articles of Incorporation, as amended, to issue 300,000,000 shares of common stock, $0.001 par value. Our common stock is traded on the over-the-counter bulletin board.

         Holders of the common stock are entitled to one vote per share on all matters subject to shareholder vote. If the Board of Directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If we were liquidated or dissolved, holders of shares of our common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities. Holders of our common stock do not have cumulative voting rights.

6% CONVERTIBLE DEBENTURES

         On August 22, 2003 we obtained gross proceeds of $2,000,000 upon the issuance of 6% Convertible Debentures to six investors who participated in a private offering of these securities. The funds were to be received and the debentures were to be issued in two closings. The first closing, pursuant to which we received gross proceeds of $1,000,000, took place on August 22, 2003. On October 15, 2003 we and the investors agreed that the investors would advance $200,000 of the remaining $1,000,000 in gross proceeds prior to the date they were required to do so. In November 2003 we received the remaining $800,000 in gross proceeds due at the second closing. The debentures have a term of three years. Interest is payable quarterly. We may choose to pay the interest with shares of our common stock, so long as there is an effective registration statement covering the sale of the common stock issued for the interest payment, our common stock is listed on a Principal Market, as defined in the debenture, and we have enough authorized but unissued shares of common stock available to issue all the shares that could be issued in conjunction with the placement of the debentures. There is not an effective registration statement covering the sale of common stock to be issued for any interest payment. At any time after the original issue date, the debenture may be convertible into shares of our common stock at the option of the holder. The number of shares of common stock issuable upon a conversion is determined by the quotient obtained by dividing the outstanding principal amount of the debenture to be converted by the Set Price. The Set Price is defined as $0.075 for those debentures that were issued at the first closing and the lesser of $0.075 and the average of the five closing prices of our common stock immediately prior to the second closing for those debentures that were issued at the second closing. We have reserved 34,666,666 shares of our common stock to cover the conversion of the debentures. In November 2003, a total of $741,250 of the convertible debentures were converted into 9,883,333 shares of our common stock.

         We have no other debentures outstanding.

WARRANTS CONVERTIBLE INTO COMMON STOCK

         In conjunction with the 6% Convertible Debentures that were offered in the private offering dated August 22, 2003 we also issued warrants, which we will refer to in this prospectus as the "Debenture Warrants". The Debenture Warrants were issued at the first closing and were immediately exercisable following the first closing at a price of $0.075 per share. The Debenture Warrants expire five years from the date of issuance. By exercising the Debenture Warrants, each holder of the 6% Convertible Debentures is entitled to purchase a number of shares of common stock equal to one-half of the number of shares of common stock into which it may convert the debenture. Including the warrant issued to HPC Capital Management, which arranged the financing, 16,000,000 shares of our common stock may be purchased through the exercise of the Debenture Warrants and we have registered herein 7,500,000 shares of our common stock to cover the exercise of a portion of these Debenture Warrants. The balance of the common stock that may be issued upon exercise of the Debenture Warrants, or 8,500,000 shares of common stock, were registered on the SB-2 Registration Statement that was declared effective by the Securities and Exchange Commission on November 12, 2003.

         On October 15, 2003, we and the investors agreed that the investors would advance $200,000 of the remaining $1,000,000 in gross proceeds prior to the date they were required to do so under our agreement. In exchange for the advance, we agreed to reduce the exercise price of the Debenture Warrants (including the warrant issued to HPC Capital Management) from $0.075 to $0.01 and, for a period of 12 months, to refrain from issuing to employees, officers or directors, from any stock option plan or employee incentive plan or agreement, stock or options in excess of 50,000 shares per month without the prior written consent of the investors.

         In November 2003, 666,667 shares of our common stock were purchased by certain holders of our 6% Convertible Debentures through the exercise of their Debenture Warrants at an exercise price of $0.01.

         On June 9, 2003, and again on June 25, 2003, we issued common stock purchase warrants to Michael H. Weiss, which we will refer to in this prospectus as the Weiss Warrants. Each of the Weiss Warrants has a term of five years. Pursuant to each of the Weiss Warrants, the warrant holder may purchase, during the term, 200,000 shares of our common stock at $0.40 per share and 200,000 shares of our common stock at $0.75 per share. If the fair market value of our common stock is greater than the exercise price on the date the warrant holder chooses to exercise, in lieu of exercising the Weiss Warrants for cash, the warrant holder may elect to receive shares of common stock equal to the value of the Weiss Warrants.

         On June 9, 2003 we issued a common stock purchase warrant to Platinum Partners Global Macro Fund L.P., which we will refer to in this prospectus as the Platinum Partners Warrant. The term of the Platinum Partners Warrant is five years. Pursuant to the Platinum Partners Warrant, the warrant holder may purchase, during the term, 750,000 shares of our common stock at $0.40 per share and 750,000 shares of our common stock at $0.75 per share. If the fair market value of our common stock is greater than the exercise price on the date the warrant holder chooses to exercise, in lieu of exercising the Platinum Partners Warrant, the warrant holder may elect to receive shares of common stock equal to the value of the Platinum Partners Warrant.

         On July 9, 2003 we issued a common stock purchase warrant to William J. Ritger, which we will refer to in this prospectus as the Ritger Warrant. The term of the Ritger Warrant is five years. Pursuant to the Ritger Warrant, the warrant holder may purchase, during the term, 1,000,000 shares of our common stock at $0.50 per share.

                              SELLING SHAREHOLDERS

            The following table sets forth the names of the selling shareholders who may sell their shares using this prospectus.

            No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or with any of our predecessors or affiliates except for Erick E. Richardson, a principal of Richardson & Patel LLP, our legal counsel.

            The following table also sets forth certain information as of the date of this prospectus regarding the ownership of our common stock by the selling shareholders. Because the selling shareholders can offer all, some or none of their shares of our common stock, we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus.

----------------------------------- ------------------- --------------------- --------------------- ------------------
                                       SHARES HELD                             SHARES HELD AFTER    PERCENTAGE OWNED
             SELLING                    BEFORE THE      SHARES BEING OFFERED      THE OFFERING          AFTER THE
           SHAREHOLDER                   OFFERING                                                       OFFERING
----------------------------------- ------------------- --------------------- --------------------- ------------------

----------------------------------- ------------------- --------------------- --------------------- ------------------
Platinum Partners Global Macro
Fund LP(1)                              4,000,000             833,334                0(10)                  0
----------------------------------- ------------------- --------------------- --------------------- ------------------
Michael H. Weiss(2)                     1,000,000             600,000                0(10)                  0
----------------------------------- ------------------- --------------------- --------------------- ------------------
William Ritger(3)                       2,000,000            1,000,000               0(10)                  0
----------------------------------- ------------------- --------------------- --------------------- ------------------
Erick E. Richardson(11)                   760,322              760,322               0                      0
----------------------------------- ------------------- --------------------- --------------------- ------------------
Palisades Master Fund L.P(4).           12,999,999           1,562,500               0(10)                  0
----------------------------------- ------------------- --------------------- --------------------- ------------------
Crescent International Ltd(4).          12,999,999           1,562,500               0(10)                  0
----------------------------------- ------------------- --------------------- --------------------- ------------------
Alpha Capital AG(5)                     10,400,001           1,250,000               0(10)                  0
----------------------------------- ------------------- --------------------- --------------------- ------------------
Bristol Investment Fund Ltd.(6)         7,800,000             937,500                0(10)                  0
----------------------------------- ------------------- --------------------- --------------------- ------------------
Ellis International Ltd.(7)             5,199,999             625,000                0(10)                  0
----------------------------------- ------------------- --------------------- --------------------- ------------------
Zenny Trading Limited(8)                2,600,001             312,500                0(10)                  0
----------------------------------- ------------------- --------------------- --------------------- ------------------
HPC Capital Management(9)               2,666,667            1,250,000               0(10)                  0
----------------------------------- ------------------- --------------------- --------------------- ------------------

(1) Includes 1,500,000 shares of common stock to be issued upon the exercise of the Platinum Partners Warrant. The exercise price is $0.40 per share as to 750,000 shares of common stock and $0.75 per share as to 750,000 shares of common stock.

(2) Includes 400,000 shares of common stock to be issued upon the exercise of the Weiss Warrants. The exercise price is $0.40 per share as to 200,000 shares of common stock and $0.75 per shares as to 200,000 shares of common stock.

(3) Includes 1,000,000 shares of common stock to be issued upon the exercise of the Ritger Warrant. The exercise price is $0.50 per share.

(4) Includes 8,666,666 shares of common stock to be issued upon the conversion of a debenture and 4,333,333 shares of common stock to be issued upon the exercise of a Debenture Warrant. The Debenture Warrant exercise price is $0.01 per share.

(5) Includes 6,933,333 shares of common stock to be issued upon the conversion of a debenture and 3,466,667 shares of common stock to be issued upon the exercise of a Debenture Warrant. The Debenture Warrant exercise price is $0.01 per share.

(6) Includes 5,200,000 shares of common stock to be issued upon the conversion of a debenture and 2,600,000 shares of common stock to be issued upon the exercise of a Debenture Warrant. The Debenture Warrant exercise price is $0.01 per share.

(7) Includes 3,466,666 shares of common stock to be issued upon the conversion of a debenture and 1,733,333 shares of common stock to be issued upon the exercise of a Debenture Warrant. The Debenture Warrant exercise price is $0.01 per share.

(8) Includes 1,733,334 shares of common stock to be issued upon the conversion of a debenture and 866,667 shares of common stock to be issued upon the exercise of a Debenture Warrant. The Debenture Warrant exercise price is $0.01 per share.

(9) Includes 2,666,667 shares of common stock to be issued upon the exercise of a warrant. The warrant exercise price is $0.01 per share. The warrant was issued to HPC Capital Management in connection with the placement of our debentures.

(10) The balance of the shares owned by the shareholder are included on an SB-2 Registration Statement, number 333-109370, that was declared effective by the Securities and Exchange Commission on November 12, 2003. We believe that the shareholder intends to sell all of the common stock it owns.

(11) Erick E. Richardson is a principal of Richardson & Patel LLP. Richardson & Patel LLP is our legal counsel and has rendered an opinion to us regarding the validity of the shares being offered.

            We will pay all expenses to register the shares. The selling shareholders will pay any underwriting and brokerage discounts, fees and commissions.


                              PLAN OF DISTRIBUTION

         We are registering a total of 10,693,656 shares of our common stock that are being offered by the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledges, donees, transferees or others who may later hold the selling shareholders' interests in the common stock. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the selling shareholders. However, some of the shares we are registering will be issued upon the exercise of warrants held by the selling shareholders. Although the selling shareholders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.

         The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; and

o        any other method permitted pursuant to applicable law.

         The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock offered by the selling shareholders.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The name, age and a description of the positions held by our directors, executive officers and key employees are as follows:

         NAME                   AGE             POSITION(S)

Timothy J. Owens                 49      Chief Executive Officer and Director

Steven H. Reder                  45      President and Director

Norman A. Kunin                  65      Chief Financial Officer

         There are no family relationships between any directors and executive officers.

         The size of our Board of Directors is currently fixed at two members. Members of the Board serve until the next annual meeting of shareholders and until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board.

         None of our directors or executive officers has, during the past five years,

o had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

o been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

o been subject to any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

o been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

         TIMOTHY J. OWENS. Chief Executive Officer and Director. Mr. Owens is our founder and has been Chief Executive Officer since our inception. From March 1994 to January 1999, Mr. Owens served as Chief Executive Officer of Job Services, Inc., a privately held company. Mr. Owens received his Masters of Science Degree in Finance from LaSalle University in Louisiana. Mr. Owens also received letters of academic excellence in engineering from President Gerald R. Ford and President James Carter in 1976 and 1978.

         STEVEN H. REDER. President and Director. Mr. Reder has been President and a member of our Board of Directors since January 2002. Mr. Reder also acted as our Chief Financial Officer from January 2002 until the appointment of Norman
A. Kunin on August 8, 2003. From February 1994 to January 2002, Mr. Reder was President, Chief Executive Officer and majority stockholder of Friends Industry, Inc. (dba Graphix Press), a specialty printer, packaging and point of purchase display company. Prior to his employment with Graphix Press, Mr. Reder was the Chief Financial Officer for Delta Lithograph Company, a Bertelsmann company.

         NORMAN A. KUNIN. Chief Financial Officer. Norman A. Kunin joined us in August 2003 as Chief Financial Officer after having been a consultant since May 2003. Mr. Kunin's professional career encompasses over thirty years of diversified financial management expertise, beginning as a certified public accountant. Approximately 30 years ago Mr. Kunin and his partners sold their accounting firm to a predecessor to Deloitte and Touche. Thereafter, Mr. Kunin continued his career as a financial executive and consultant for a variety of private and publicly held companies. From September 1998 to August 2003, Mr. Kunin was employed by Kunin Business Consulting, a division of Ace Investors, LLC located in Santa Maria, California. His consulting engagements included financial forecasting, business planning and providing temporary services as a chief financial officer and/or financial executive. Mr.Kunin earned his Bachelor of Business degree with major in Accounting at New York's City College and is a member of the American Institute of Certified Public Accountants.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this prospectus, information regarding the beneficial ownership of our common stock before the offering with respect to each of our executive officers, each of our directors, each person known by us to own beneficially more than 5% of our common stock, and all of our directors and executive officers as a group. The term "executive officer" is defined as the Chief Executive Officer, President and the Chief Financial Officer. Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

----------------------- ----------------------------------------- ----------------- ---------------
                                                                     Number of        Percentage
                                                                       Shares         Ownership
  Title of Class of                                                 Beneficially
       Security                   Name and Address(1)                 Owned(2)
----------------------- ----------------------------------------- ----------------- ---------------
Common Stock            Timothy J. Owens(2)(3)(4)(5)                  6,749,520(8)      11.1%
Common Stock            Steven H. Reder(2)(3)(4)(5)                   5,096,780(9)       8.4%
Common Stock            Norman Kunin(2)(3)                               1,045,000       1.7%
Common Stock            Fred DeLuca(5)                                   3,399,480       5.6%
Common Stock            Platinum   Partners  Global  Macro  Fund
                        LP(6)                                            4,000,000       6.6%
Common Stock            Shelly Singhal(5)(7)                             2,528,421       4.2%
Common Stock            VMM, LCC                                         3,260,760       5.4%
Common Stock            Palisades Master Fund L.P.                12,999,999(10)(11)    21.4%
Common Stock            Crescent International Ltd.               12,999,999(10)(11)    21.4%
Common Stock            Alpha Capital AG                          10,400,001(10)(11)    17.1%
Common Stock            Bristol Investment Fund Ltd.              7,800,000(10)(11)     12.9%
Common Stock            Ellis International Ltd.                  5,199,999(10)(11)      8.6%
Common Stock            HPC Capital Management                       2,666,667(10)       4.4%
Common Stock            Zenny Trading Limited                            2,600,001       4.3%

                        All Officers and Directors (3 persons)          12,891,300      21.2%
----------------------- ----------------------------------------- ----------------- ---------------

         (1) The address for Mr. Owens, Mr. Reder, Mr. Kunin and Mr. DeLuca is c/o QT 5, Inc., 5655 Lindero Canyon Road, Suite 120, Westlake Village, California 91362; the address for Federico Cabo is P. O. Box 10007, Newport Beach, California 92658; the address for Shelly Singhal is c/o SBI, USA, 2361 Campus Drive, Suite 210, Irvine, California 92612; the address for Platinum Partners Global Macro Fund LP is 152 W. 57th Street, N.Y.C. NY 10019; the address for VMM, LLC is 2929 Vail Avenue, City of Commerce, CA 90040; the address for Palisades Master Fund L.P. is c/o PEF Advisors LLC, 200 Mansell Court East, Ste. 550, Roswell, GA 30076; the address for Crescent International Ltd. is c/o Greenlight (Switzerland) SA, 84, Avenue Louis-Casai, CH 1216 Cointrin, Geneva, Switzerland; the address for Alpha Capital AG is Lettstrasse 32, Furstentum 9490, Vaduz, Llechtenstein; the address for Bristol Investment Fund Ltd. is c/o Bristol Capital Advisors, LLC, 6363 Sunset Blvd., 5th Floor, Hollywood, CA 90028; the address for Ellis International Ltd. is 53rd Street, Urbanization Obarrio, Attn: Swiss Tower, 16th Floor, Panama, Republic of Panama; the address od HPC Capital Management is 200 Mansell Court East, Ste. 550, Roswell, GA 30076; and the address for Zenny Trading Limited is Suites 7B & 8B, 50 Town Range, Gibralter.

         (2) As required by Rule 13d-3 of the Securities Exchange Act of 1934, included in this calculation are 1,280,000 shares deemed beneficially owned by Timothy J. Owens, 1,280,000 shares deemed beneficially owned by Steven H. Reder and 750,000 shares deemed beneficially owned by Norman A. Kunin by virtue of their right to acquire them within 60 days of the date of this prospectus. These shares represent warrants granted to Messrs. Owens, Reder and Kunin in conjunction with their employment.

         (3) Executive Officer.

         (4) Director.

         (5) 5% Shareholder.

         (6) As required by Rule 13d-3 of the Securities Exchange Act of 1934, included in this calculation are 1,500,000 shares represented by a warrant that are deemed beneficially owned by the shareholder by virtue of its right to acquire them within 60 days of the date of this prospectus.

         (7) This information was acquired from a filing made with the Securities and Exchange Commission.

         (8) Includes 52,750 shares of common stock registered to Melissa Owens, 171,250 shares of common stock registered to Zach Owens and 2,399,320 shares of common stock registered to TMZ Group LLC.

         (9) Includes 59,530 shares owned by Bill Reder, 99,750 shares owned by Geoffrey Reder, 86,450 shares owned by Michael Reder and 66,500 shares owned by Anne Reder.

          (10) As required by Rule 13d-3 of the Securities Exchange Act of 1934, all of the common stock shown is deemed to be beneficially owned by this shareholder by virtue of its right to acquire the common stock reported within 60 days of the date of this prospectus as a result of the conversion of our 6% Convertible Debentures or the exercise of the Debenture Warrants issued in conjunction therewith.

          (11) The shareholder may not exercise the right to convert the 6% Convertible Debentures or to exercise the Debenture Warrant to the extent that such conversion or exercise would result in the shareholder beneficially owning more than 4.9% of the common stock outstanding at the time of the conversion or exercise.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Ninth of our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under
Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be limited to the fullest extent allowed by the amendment. However, any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of our directors.

         Our Certificate of Incorporation requires us, to the extent and in the manner provided by the General Corporation Law, to indemnify any person against expenses, including attorneys' fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was one of our directors or officers.

         Our Bylaws provide that we must, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, indemnify our directors and officers for actions they took in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal action or proceeding, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. We are required by our Bylaws to advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by any officer or director in connection with such proceeding. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under our Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. Our Bylaws permit us to indemnify our employees and agents to the fullest extent permitted by the General Corporation Law.

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  ORGANIZATION

         QT 5, Inc. (referred to in this prospectus as "we", "us", or "our") was formed on April 4, 1989 under the name Chelsea Atwater, Inc. On March 19, 1997 we changed our name to Cerx Entertainment Corporation, and on March 23, 1998 we changed our name to Cerx Venture Corporation. Prior to 1996 we had limited operations while we were seeking a business to acquire. On July 15, 1999, we effected a merger with EBonlineinc.com, Inc., a Delaware corporation, and changed our name to MoneyZone.com, Inc. (referred to in this prospectus as "MoneyZone"). On July 18, 2002, we announced that we had entered into a Merger Agreement with QuickTest 5, Inc., a Delaware corporation.

         Effective January 9, 2003, pursuant to the terms of the Merger and Plan of Reorganization between MoneyZone.com, Inc. and QuickTest 5, Inc., Quicktest merged with and into MoneyZone, the separate corporate existence of Quicktest ceased, and MoneyZone continued as the surviving entity and changed its name to "QT 5, Inc." and its symbol on the over the counter bulletin board to "QTFV".

         Prior to the merger, our Board of Directors and the holders of a majority of the outstanding shares of common stock authorized and approved by written consent an amendment to our Certificate of Incorporation increasing the total number of shares of our authorized common stock from 25,000,000 shares to 100,000,000 shares. Prior to the merger but also effective on January 9, 2003, we effectuated a 5 for 1 forward split of our outstanding shares of common stock. All shares reported in this prospectus reflect the forward stock split unless otherwise noted.

         On February 7, 2003 we formed Nico International, Inc., our wholly owned subsidiary.

                                  OUR BUSINESS

         On April 7, 2002 we entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 (the "Patent Agreement") relating to the formulation of nicotine beverages, referred to in this prospectus as the "NICO Patent". The Patent Agreement was effective only upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. Our first nicotine beverage product is NICOWater(TM) which, as the name implies, is a water based nicotine product. Currently, we are using our resources to introduce and market NICOWater(TM). NICOWater(TM) is used by individuals who are unable, temporarily, to smoke because of short-term impediments, such as being present in a non-smoking facility or in social gatherings where smoking may be discouraged, such as in the presence of children.

         NICOWater(TM) is a homeopathic formula that may be used by adult smokers to relieve the symptoms of tobacco cravings.

NICOWATER(TM)

         According to the United States Food and Drug Administration (referred to in this discussion as the "FDA"), homeopathy is a medical theory and practice that developed in reaction to the harsh procedures used in conventional medicine as it was practiced more than 200 years ago. Homeopathic products are normally based on natural ingredients. Because they are diluted into minuscule doses, they are generally without side effects. The FDA regulates homeopathic remedies differently from drugs, because homeopathic products contain little or no active ingredients.

         NICOWater(TM) is a homeopathic formula developed for adult smokers who suffer from the self-diagnosed symptoms of tobacco cravings. It is made from purified water, purchased from bottlers registered as drug manufacturers with the FDA, and nicotinum (nicotine), which is prepared by a licensed homeopathic manufacturer. Both purified water and nicotinum are readily available from numerous suppliers.

         NICOWater(TM) is colorless, odorless and tasteless. NICOWater(TM) is available in 16.9 oz (500 ml) bottles that can be conveniently carried or packed in purses, briefcases or other small totes. NICOWater(TM) has been formulated to be used by adult smokers who find themselves in environments where smoking is prohibited or unwelcome, such as in airplanes or in the presence of children. In order to relieve the symptoms of tobacco cravings, the user sips NICOWater(TM). The directions on the bottle state that no more than one bottle of NICOWater(TM) should be consumed in an hour and no more than eight bottles of NICOWater(TM) should be consumed in a day. Although NICOWater(TM) is a highly diluted form of nicotinum (nicotine) and is marketed to adult smokers who possess a tolerance to nicotine, it is possible to overdose on nicotine and to suffer symptoms such as nausea, vomiting, dizziness, diarrhea, weakness, palpitations and rapid heartbeat. To our knowledge no one who has used NICOWater(TM) as directed has experienced nicotine overdose.

         Presently, NICOWater(TM) is the only product we sell.

PRODUCTS IN DEVELOPMENT

         In October 2003 we entered into a License Agreement of Intellectual Property with VMM, LLC. Under this agreement, we licensed the exclusive right, worldwide, to sell and distribute, under our brand name, a retail and professional drug-screening test, as well as the exclusive right, worldwide, to sell and distribute certain other products, including an HIV 1 and 2 professional use test kit, a retail pregnancy test kit and a mobile professional cardiac pulmonary test kit. The drug screening test uses a urine sample to detect and identify the presence of cocaine, marijuana, morphine, heroin and other opiates, amphetamines and angel dust. The United States Food and Drug Administration has approved the device for over-the-counter marketing. The term of the agreement is one year, although so long as we meet certain proposed sales projections, the agreement will be extended for four additional one year terms. After this period, if neither party terminates the agreement, it will be extended for an additional five year term. The term of the agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after VMM, LLC has obtained a manufacturer to manufacture the products in accordance with the terms of the agreement, which requires the manufacturing to be at or below a certain price for the various products. We are not certain that VMM, LLC will be able to obtain the required regulatory clearances or if it will be able to find a manufacturer who can manufacture the products within the parameters of the terms included in the agreement. We released 3,260,760 shares of our common stock, which had been placed in escrow, to the licensor in consideration for this agreement.

OUR MARKET

         NICOWater(TM) has been developed for adult smokers who suffer from the symptoms of tobacco cravings and find themselves in situations or environments where smoking is prohibited or discouraged. Public smoking has been increasingly restricted by government regulation due to the health risks associated with second hand smoke. In the United States alone, we believe there are over 47 million smokers, many of whom will be impacted by these regulations or will find themselves in social situations where they'd like to smoke, but can't.

         Although it is our belief that we are not required to do so, we have decided to limit the marketing of NICOWater(TM) solely to individuals who are 18 years or older. We require our retailers to verify proof of age. For this reason, NICOWater(TM) is not sold in vending machines or in any other location where proof of age is not required.

DISTRIBUTION METHODS

         Currently we sell NICOWater(TM) to national pharmacy chains and through major distributors. We are also promoting NICOWater(TM) to retail chain pharmacies. NICOWater(TM) is now available in Eckerd Drug Stores, Rite-Aid stores, Longs Drugs and Drug Fair. We anticipate that, in the future, we will also place NICOWater(TM) in convenience stores. Recently, we signed a distribution agreement that gives us the right to market and sell our product in the Republic of South Korea. Sales of NICOWater(TM) have begun just recently and, as of September 30, 2003 we earned only $154,509 in revenues from these sales. Since we are in the early stages of developing our sales, we are not currently dependent on one or a few major customers.

         We advertise NICOWater(TM) in newspapers and on the radio. The product, upon completion of its manufacture, is shipped in cases containing six 4-pack carriers to its destination via trucks.

THE EFFECT OF GOVERNMENT REGULATION ON OUR BUSINESS

         The FDA regulates homeopathic drugs, however the regulation is significantly different from non-homeopathic drugs. Because homeopathic products contain little or no active ingredients, manufacturers are deferred from submitting new drug applications and their products are exempt from good manufacturing practice requirements related to expiration dating and from finished product testing for identity and strength.

         However, in order to comply with FDA regulations, homeopathic drugs generally must satisfy standards of strength, quality and purity that are articulated in the Homeopathic Pharmacopoeia of the United States. They must also conform with the FDA's good manufacturing practices for drug products (with the exception of expiration dating and testing for identity and strength).

         We believe that we are currently in compliance with applicable FDA regulations and we intend to work diligently to assure compliance with current and future regulations that impact our business. We cannot assure you, however, that future regulations relating to homeopathic products will not be enacted which might adversely impact our operations.

         The Medical Device Amendments of 1976" (the "Medical Device Act"), a section of the Federal Food, Drug & Cosmetic Act, establishes complex procedures for compliance based upon FDA regulations that designate devices as Class I (general controls, such as compliance with labeling and record-keeping requirements), Class II (performance standards in addition to general controls) or Class III (pre-market approval application before commercial marketing).

         A medical device that is substantially equivalent to a directly related medical device previously in commerce may be eligible for the FDA's abbreviated pre-market notification "510(k) review" process. FDA 510(k) clearance is a "grandfather" process. As such, FDA clearance does not imply that the safety, reliability and effectiveness of the medical device has been approved or validated by the FDA, but merely means that the medical device is substantially equivalent to a previously cleared commercially-related medical device. The review period and FDA determination as to substantial equivalence should be made within 90 days of submission of a 510(k) application, unless additional information or clarification or clinical studies are requested or required by the FDA. As a practical matter, the review process and FDA determination often take significantly longer than 90 days.

         Our current diagnostic products (products available for distribution under our License Agreement of Intellectual Property) are Class I and Class II products. With the exception of the HIV 1 and 2 test kit, these products have been approved by the FDA for sale in the professional market. The HIV 1 and 2 test kit is currently in the final Phase 3 approval process with the FDA. We cannot be certain that this product will receive approval from the FDA in the near future or at all.

LICENSES AND OTHER INTELLECTUAL PROPERTY

         On April 7, 2002 we entered into the Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 relating to the formulation of nicotine beverages. The Patent Agreement was effective only upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. The patent will expire 17 years from the date it was granted, which was July 31, 2001. In exchange for the patent, we issued to Marshall Anlauf Thompson, the inventor and the holder of the NICO Patent, 133,000 shares of our common stock and agreed to pay a royalty to the patent holder and related third parties in the amount of $1.20 per case for every case of NICOWater(TM) sold. We agreed to sell a minimum of 500,000 cases of NICOWater(TM) during the first year following the first distribution of the nicotine based products that utilize Mr. Thompson's patent, and a minimum of 1,000,000 cases of NICOWater(TM) during each of the following years. We also agreed to provide sufficient funds and adequate personnel to market NICOWater(TM), in order to meet the performance goals. If we fail to meet the performance goals, we could lose the patent. In June 2002, Mr. Thompson agreed to accept a prepayment of royalties in the amount of $150,000, which we paid by issuing 399,000 shares of our common stock. We are currently involved in a dispute with Mr. Thompson as to whether or not we are still entitled to develop and sell products based on the NICO Patent. This dispute is described in the section of this prospectus titled "Legal Proceedings".

         In October 2003 we entered into a License Agreement of Intellectual Property with VMM, LLC. Under this agreement, we licensed the exclusive right, worldwide, to sell and distribute, under our brand name, a retail and professional drug-screening test, as well as the exclusive right, worldwide, to sell and distribute certain other products, including an HIV 1 and 2 professional use test kit, a retail pregnancy test kit and a mobile professional cardiac pulmonary test kit. The drug screening test uses a urine sample to detect and identify the presence of cocaine, marijuana, morphine, heroin and other opiates, amphetamines and angel dust. These products are covered by U.S. patents numbered 4,748,042, 4,797,260, 5,036,569, 5,137,691, and 5,334,538, and
a pending patent, application number 09752712. The term of the agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after VMM, LLC has obtained a manufacturer to manufacture the products in accordance with the terms of the agreement, which requires the manufacturing to be at or below a certain price for the various products. We are not certain that VMM, LLC will be able to obtain the required regulatory clearances or if it will be able to find a manufacturer who can manufacture the products within the parameters of the terms included in the agreement.

         We are in the process of reviving our application to register the mark, "NICO" with the United States Patent and Trademark Office. We believe that, as we grow, the name recognition and image that we develop in our market will significantly enhance customer response to our product. Accordingly, our trademark is important to our business.

         Other than the foregoing, we have no licenses, franchises or concessions and we have not entered into labor contracts.

COMPETITION

         To our knowledge, NICOWater(TM) is the only product that is manufactured solely for the purpose of providing nicotine to smokers who are temporarily unable to smoke. Although we believe that there are 47 million smokers in the United States, we do not know if they will find our product helpful if they are unable to smoke, if they will decline to use our product because of the price, or if our advertising and promotion will be successful in reaching our target market.

COMPLIANCE WITH ENVIRONMENTAL LAWS

         Our manufacturing and distribution is outsourced to third parties. To our knowledge, federal, state or local environmental laws do not effect our operations and we have not spent any funds to comply with any such laws.

STATUS OF THE LAUNCH OF NICOWATER(TM)

         Notwithstanding positive market response to the launch of NICOWater(TM), our initial product, we have experienced some formidable challenges to our national product rollout resulting in slower than expected product placement.

         Shortly after NICOWater(TM) was first made available in a major retail chain (Brooks Pharmacy), legislation was introduced in the State of Maine that would have immediately banned the sale of NICOWater(TM) there. The proposed legislation has been tabled until the 2004 legislative session, however the negative publicity which surrounded this event caused Brooks Pharmacy to suspend its sale of NICOWater(TM) until we make further progress in securing broad distribution.

         In addition, an allegation was made by the original patent inventor, Marshall Anlauf Thompson, and his associates that we are in default of the Patent Agreement. In response we initiated an arbitration proceeding in accordance with the terms of the Patent Agreement. We intend to aggressively defend and assert our rights under the Patent Agreement.

         These issues have slowed certain aspects of the national rollout of our product. Although we have been successful in opening major regional and national accounts, we are currently assessing the impact of above mentioned events and delays in terms of the effect on our initial business plan.

EMPLOYEES

         We have 8 full-time employees.

ITEM 2.  DESCRIPTION OF PROPERTY

         Our office facilities are located at 5655 Lindero Canyon Road, Suite 120, Westlake Village, California 91362. We lease this 7,200 square foot facility at market rates. Our current rent is $7,888 per month. The lease provides for a rent increase in the amount of $0.05 per square foot for the second and third year of the term. The lease expires on April 30, 2005. We have an option to renew the lease for an additional three year term. We believe that this space is sufficient for our needs for the foreseeable future.


                                LEGAL PROCEEDINGS

         On November 15, 2002, Fidelity Mortgage, Inc. filed a lawsuit against us in the Supreme Court of the State of New York alleging that we breached a sublease. Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. We are defending this litigation.

         We are currently involved in a dispute with Marshall Anlauf Thompson, the former owner of the NICO Patent, and Platinum Products, LLC regarding our rights to the NICO Patent. In May 2003 Mr. Thompson notified us of our alleged failure to meet the performance goals required by the Patent Agreement. Platinum Products, LLC alleges that it has obtained the rights to use the NICO Patent. On June 4, 2003 we initiated an arbitration proceeding with the American Arbitration Association, as required by the Patent Agreement, to seek a finding that no breach has occurred and that we have retained our rights to the NICO Patent.

         In October 2003 Thomas A. Slamecka and Michael T. Pieniazek filed a lawsuit against us for specific performance in the Circuit Court of Cook County, Illinois. The plaintiffs allege that we asked them to provide management consulting and advisory services to us in exchange for warrants to purchase 2,000,000 shares of our common stock. The plaintiffs allege that the services were provided, and have asked the Court to order us to issue the common stock. Other than attorneys fees and costs, the plaintiffs have not asked for monetary damages. We are defending this action.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Effective January 9, 2003, we completed a merger with Quicktest 5, Inc. In conjunction with the merger, our Board of Directors changed our fiscal year from December 31st to June 30th.

         In May 2003 we began the distribution and sale of our first product, NICOWater(TM). NICOWater(TM) is an odorless and tasteless water based homeopathic nicotinum (nicotine) adult product designed to relieve the symptoms of self-diagnosed tobacco cravings. NICOWater(TM) is marketed and sold to adults over the age of 18.

         Since our acquisition of the NICO Patent, we have focused our efforts on manufacturing, marketing and selling this product. We have recently acquired licenses for certain intellectual property rights and the associated research and development efforts and FDA approvals relating to an HIV 1 and 2 professional use test kit, a retail and professional "in vitro" drug test kit and a mobile professional cardiac pulmonary test kit.

         Notwithstanding positive market response to the launch of NICOWater(TM), our initial product, we have experienced some formidable challenges to our national product rollout resulting in slower than expected product placement.

         Shortly after NICOWater(TM) was first made available in a major retail chain (Brooks Pharmacy), legislation was introduced in the State of Maine that would have immediately banned the sale of NICOWater(TM) there. The proposed legislation has been tabled until the 2004 legislative session, however the negative publicity which surrounded this event caused Brooks Pharmacy to suspend its sale of NICOWater(TM) until we make further progress in securing broad distribution.

         In addition, an allegation was made by the original patent inventor, Marshall Anlauf Thompson, and his associates that we are in default of the Patent Agreement. In response we initiated an arbitration proceeding in accordance with the terms of the Patent Agreement. We intend to aggressively defend and assert our rights under the Patent Agreement.

         These issues have slowed certain aspects of the national rollout of our product. Although we have been successful in opening major regional and national accounts, we are currently assessing the impact of above mentioned events and delays in terms of the effect on our initial business plan.

GENERAL OVERVIEW

         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited balance sheet as of June 30, 2003 and the audited statements of operations and cash flows for the fiscal years ended June 30, 2003 and 2002, and the related notes thereto. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         The important facts and factors described in this discussion and elsewhere in this document sometimes have effected, and in the future could effect, our actual results, and could cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf.

         As reported in the Independent Auditors' Report on our June 30, 2003 financial statements, we have incurred losses from operations and we have not generated significant net sales revenue.

         Our success is dependent upon numerous factors, including the successful outcome of the arbitration proceeding relating to our ownership of the NICO Patent, successful development of effective marketing strategies so that customers understand our product and its uses, the availability of cash when and as we need it until the revenues we earn sustain our operations, and the agreement of our executive officers to continue providing services to us. In August 2003 we obtained additional capital to launch our product by issuing 6% convertible debentures with a face value of$2,000,000. We received $1,000,000 in gross proceeds from this financing in August 2003 and in October 2003 we received an advance of $200,000 against the additional $1,000,000 in gross proceeds. In November 2003 we received the remaining $800,000 in gross proceeds due at the second closing. Also, in November 2003 we completed an accounts receivable financing facility with AeroFund Financial which will enable us to finance approved customer invoices to a maximum of $1,500,000 at any given time. We cannot assure you, however, that the proceeds from our convertible debenture financing along with the proceeds from our accounts receivable financing facility will generate sufficient cash to satisfy our need for all the additional capital necessary for us to become profitable. If we require more financing, we cannot assure you that it will be available to us on satisfactory terms or at all.

         These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

CRITICAL ACCOUNTING POLICIES

         In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant effect on our revenues, income or loss from operations, and net income or net loss, as well as on the value of certain assets on our balance sheet. We believe that there are several accounting policies that are critical to an understanding of our historical and future performance as these policies affect the reported amounts of revenues, expenses, and significant estimates and judgments applied by management. While there are a number of accounting policies, methods and estimates affecting our financial statements, the following policies are considered critical. In addition, you should refer to Note 1 to the accompanying audited consolidated financial statements for further discussion of our accounting policies.

         STOCK-BASED COMPENSATION. We account for non-employee stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting For Stock-Based Compensation." SFAS No. 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25, as amended ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of our common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. We have elected to account for its stock-based compensation to employees under APB 25.

         REVENUE RECOGNITION. We recognize revenue at the time of shipment of our products to customers. We were in our initial stage of selling our new product line to customers or distributors as of June 30, 2003. Pursuant to Staff Accounting Bulletin No. 101, we deferred sales and the related costs to certain distributors as the payment terms are contingent upon customer sell-through of product, and therefore collectibility is not reasonably assured.

RESULTS OF OPERATIONS

QUARTER ENDED SEPTEMBER 30, 2003 AS COMPARED TO THE QUARTER ENDED SEPTEMBER 30, 2002

         During the three months ended September 30, 2003, we had revenues of $145,467 and incurred a net loss of $1,994,603, compared to no revenue and a net loss of $318,537 during the three months ended September 30, 2002. Additional shipments to certain pharmacies in the amount of $264,165 during the current three-month period are not included as revenue and have been reflected as deferred revenue in our September 30, 2003 balance sheet. The three-month period ended September 30, 2002 was part of our development stage activities.

         Cost of sales for the three-month period ended September 30, 2003 was $80,521 compared to $0 during the development stage three-month period ended September 30, 2002. General and administrative expenses for the three months ended September 30, 2003 were $1,742,010, compared to $318,537 for the three months ended September 30, 2002. The increase in expenses of $1,423,473 for the current three months were due substantially to non-cash medical, marketing and other advisory consulting fees of $577,320, legal and accounting fees of $163,860, salaries and commissions of $347,419, insurance of $150,528 and other operating expenses of approximately $184,346. During the three-month period ended September 30, 2003, we issued 1,024,374 shares of common stock for medical, marketing and other advisory consulting services pursuant to consulting agreements. The common stock was determined by management to have a fair market value on the dates of issuance of $229,489, of which $9,240 was prepaid consulting expense to be amortized over the respective service periods. During the three months ended September 30, 2003 and 2002, we recorded interest expense of $94,540 and $0, respectively, representing accrued interest and amortization of a discount on convertible debentures.

         We had $33,528 in cash, $358,083 in accounts receivable, $188,628 in inventories and $712,293 in prepaid expenses at September 30, 2003. Included in prepaid expenses is $137,035 in royalties net of earned royalty offsets pursuant to the Patent Agreement, $100,000 prepayment for the production of in-store display racks for NICOWater(TM) and $474,459 of prepaid product liability and workers compensation insurance. An additional $81,126 of prepaid expense, representing consulting services to be rendered in subsequent periods pursuant to consulting agreements for which the Company issued shares of common stock, is reflected as a reduction of stockholders' equity. Also reflected are two promissory notes receivable in the net amount of $139,500 representing consideration for the assumption of a lease liability. Deferred costs in the amount of $78,628 represent the cost of sales attributable to the $264,165 of product shipments that are reflected as deferred revenue.

         Current liabilities in the amount of $2,133,365 include accounts payable and accrued expenses of $778,400, of which $289,290 are attributable to legal expenses. Also included are accrued salaries of $503,645, an installment financing payable of $422,374, a lease liability of $156,400 related to assumed pre-merger Moneyzone liabilities and deferred rent of $8,381. Convertible debentures payable in the amount of $35,616 represent the initial gross $1,000,000 funding, net of unamortized debt discount of $964,384, related to our placement of convertible debentures having a face value of $2,000,000. Deferred revenue in the amount of $264,165 represents shipments to certain pharmacies during the three-month period ended September 30, 2003 designated as consigned sales and not included as revenue. We had negative working capital in the amount of $622,705 at September 30, 2003.

         During the three months ended September 30, 2003, our net cash position decreased by $33,788 from a beginning balance of $67,316 as of June 30, 2003. As of September 30, 2002, we had cash of $30,644. During the three months ended September 30, 2003, we had a loss from operations of $1,677,064. We had no cash flows from investing activities and net cash flows provided by financing activities were $823,466. During this period, our operating activities utilized net cash of $857,254.

         Also during the three months ended September 30, 2003, our trade accounts payable and accrued expenses increased by $641,146, due primarily to our transition from a development stage to an operating company, and our notes payable decreased by $282,500, due to our utilization of the convertible debenture funding, as compared to a decrease of $56,076 and an increase of $350,000, respectively, during the same period in 2002.

FISCAL YEAR ENDED JUNE 30, 2003 AS COMPARED TO THE FISCAL YEAR ENDED JUNE 30, 2002.

         During the fiscal year ended June 30, 2003 we had revenues of $9,042 as compared to no revenues during the fiscal year ended June 30, 2002. Revenues were earned during the fiscal year ended June 30, 2003 due to the introduction to the market of our product, NICOWater(TM). Cost of sales for the fiscal year ended June 30, 2003 was $3,708 as compared to no cost of sales for the fiscal year ended June 30, 2002. Cost of sales included the purchase of nicotinum, four pack carriers, labels, costs related to bottling the product and costs related to repacking. General and administrative expenses for the fiscal year ended June 30, 2003 totaled $6,138,072 as compared to general and administrative expenses of $3,775,560 for the fiscal year ended June 30, 2002. The increase in general and administrative expense for the fiscal year ended June 30, 2003 was due primarily to

o the increase in consulting fees totaling approximately $1,382,000, which included establishing protocols for developing and marketing our current homeopathic liquid nicotine produce and future products that may be derived therefrom;

o the increase in legal and professional fees totaling approximately $417,000 which were associated with completing the merger and making the appropriate filings under the Securities Act of 1934;

o the increase in salaries totaling approximately $328,000 resulting from the start-up of our operations; and

o an increase of approximately $137,800 attributable to increases in expenses related to investor relations support, insurance and rent expenses.

         Other income (expense) for the fiscal year ended June 30, 2003 was made up of $106,407 in amortization of debt discount, $151,382 of interest and $19,689 of other expense representing losses on settlement of accounts payable.

         As a result of the above, we incurred a net loss of $6,410,216 for the fiscal year ended June 30, 2003 as compared to a net loss of $3,775,560 for the fiscal year ended June 30, 2002. Our net loss for the fiscal year ended June 30, 2002 was attributable to our development stage activities.

         As of June 30, 2003 we had $67,316 in cash, $95,226 in accounts receivable (or $9,042 after considering deferred revenue), and inventory valued at $88,563 consisting primarily of finished products. During the fiscal year ended June 30, 2003 we incurred $428,957 in non-cash prepaid expense related to the issuance of shares of our common stock for consulting services that will be rendered in subsequent periods and $3,580,022 in non-cash expense related to the issuance of shares of our common stock for medical, administrative, executive, marketing and product development consulting services. During the fiscal year ended June 30, 2003, we paid our consultants with our common stock in order to conserve cash. Our liabilities at June 30, 2003 included accounts payable and accrued expenses of $770,333, a liability in the amount of $156,400 for unpaid lease payments on a lease we assumed from Moneyzone, and notes payable of $282,500. The amount of $67,500 in notes payable was due to parties related to us.

         We had an operating loss of $6,132,738 for the fiscal year ended June 30, 2003 as opposed to an operating loss of $3,775,560 for the fiscal year ended June 30, 2002. The increase in operating loss is attributable to the costs associated with the development of our business following the merger. We had a net loss of $6,410,216 for the fiscal year ended June 30, 2003.

         Net cash used in operating activities was $1,386,824. The primary use of cash for the fiscal year ended June 30, 2003 was to fund our net loss, offset by $106,407 for amortization of debt discount and non-cash interest expense, $572,352 representing the fair market value of options and warrants issued during the fiscal year and $3,580,022 for common stock and options issued to consultants and employees for services rendered. At this time, to conserve cash, we outsource the manufacture and distribution of our product and, during the last fiscal year, we paid some consultant and employee salaries with our common stock. During the next 12 months, if we cannot generate sufficient funds to operate our business from product sales, we may be required to sell additional debt or equity securities or borrow funds from related parties. We cannot be certain that we will be successful in obtaining financing if we need it.

         Cash flows from investing activities for the fiscal year ended June 30, 2003 consisted of $60,000 representing the collection of a note receivable while $8,451 was used in the purchase of property and equipment for net cash provided by investing activities of $51,549. Cash flows from investing activities for the year ended June 30, 2002 consisted of $9,427 spent on the purchase of property and equipment.

         Net cash provided by financing activities for the fiscal year ended June 30, 2003 included proceeds from the sale of common stock in the amount of $331,000, proceeds from notes payable to related parties in the amount of $100,000, proceeds from notes payable to unrelated parties in the amount of $385,000, a capital contribution in the amount of $300,000 from Moneyzone which was made on the effective date of the merger, and proceeds from the exercise of options in the amount of $270,200. We also made payments on notes payable in the amount of $46,000, resulting in net cash provided by financing activities for the fiscal year ended June 30, 2003 in the amount of $1,340,200. During the fiscal year ended June 30, 2002, net cash provided by financing activities totaled $199,750 and resulted from proceeds from the sale of our common stock.

LIQUIDITY AND CAPITAL RESOURCES

         Our capital requirements, particularly as they relate to the introduction and launch of our product, NICOWater(TM) , our continued testing and improvement of this product, and the achievement of regulatory approval and the branding and introduction of the products we acquired through the execution of the license agreement with VMM, LLC, have been and will continue to be significant. Our future cash requirements and the adequacy of available funds will depend on many factors, including the pace at which we are able to launch NICOWater(TM), whether or not a market develops for NICOWater(TM) and, if a market develops, the pace at which it develops, the cost to obtain regulatory approval for the sale of the products we acquired through our license agreement with VMM, LLC and whether or not a market develops for those products.

         Since inception, our operating and investing activities have used all the cash generated from our financing activities. Although we anticipate continued revenues from sales of our products, so far, revenues from the sale of NICOWater(TM) are not sufficient to fund our operations, therefore, we will have an ongoing need to raise additional money to meet working capital requirements in order to fund the growth and development of our business.

         In August 2003 we obtained additional capital to roll-out our product by issuing 6% convertible debentures with a face value of$2,000,000. We received gross proceeds of $1,000,000 from this financing in August 2003 and in October 2003 we received an advance of $200,000 from the additional $1,000,000 in gross proceeds. In November 2003 we received the remaining $800,000 in gross proceeds due at the second closing. In order to obtain the advance of $200,000 in October 2003, we reduced the exercise price of the Debenture Warrants from $0.075 to $0.01 and we executed a Security Agreement in favor of the holders of our 6% Convertible Debentures. Pursuant to the Security Agreement, all of our assets have been pledged to these security holders. Also, in November 2003 we completed an accounts receivable financing facility with AeroFund Financial which will enable us to finance approved customer invoices to a maximum of $1,500,000 at any given time. We cannot assure you that the proceeds from the 6% convertible debenture financing and the proceeds from the accounts receivable financing facility will provide all the additional capital necessary for us to become profitable. During the next 12 months, if we fail to earn revenues in an amount sufficient to fund our operations we intend to raise capital through an offering of our securities or from additional loans. We cannot guarantee that financing will be available to us, on acceptable terms or at all. If we do not earn revenues sufficient to support our business and we fail to obtain other financing, either through an offering of our securities or by obtaining additional loans, we may be unable to maintain our operations.

         We do not currently have any material commitments for capital expenditures in the short term other than those expenditures incurred in the ordinary course of business.

         Due to the very specific and unusual nature of NICOWater(TM), its manufacture and sale is an unproven business model that may not be successful and will ultimately depend on demand for the product. At this time it is impossible for us to predict the degree to which demand for our product will evolve or whether any potential market will be large enough to provide any meaningful revenue or profit for us.

NEW ACCOUNTING STANDARDS

         In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others," ("FIN 45"). FIN 45 requires us to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in the issuance of the guarantee. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements effective for the year ending December 31, 2002 expand the disclosures required by a guarantor about its obligations under a guarantee. The adoption of the disclosure requirements of this statement did not impact our financial position, results of operations or cash flows.

         In December 2002, Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," ("SFAS 148") was issued. SFAS 148 amends Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The provisions of SFAS 148 are effective for financial statements for fiscal years ending after December 15, 2002 and interim periods beginning after December 15, 2002. The adoption of the disclosure requirements of this statement did not impact our financial position, results of operations or cash flows.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. We do not expect the adoption of SFAS No. 150 to have a material impact upon our financial position, cash flows or results of operations.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
QT 5, Inc.

We have audited the accompanying consolidated balance sheet of QT 5, Inc. (the "Company") as of June 30, 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2003, and the results of its operations and its cash flows for each of the years in the two-year period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. During the year ended June 30, 2003, the Company incurred a net loss of $6,410,216, with only $9,042 of revenue. The Company also had an accumulated deficit of $10,185,776 and negative working capital of $736,273, with only $67,316 of cash at June 30, 2003. In addition, the Company is in arbitration with the patent holder of its only actively marketed product to resolve various allegations made by the patent holder against the Company. These factors, among others, as discussed in Note 1 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Successful completion of the Company's transition to the attainment of profitable operations is dependent upon its obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CORBIN & COMPANY, LLP
Irvine, California
August 19, 2003, except for Note 11, as to which the date is September 5, 2003

                                   QT5, INC.
                           CONSOLIDATED BALANCE SHEET


                                             ASSETS                                                 JUNE 30, 2003
                                                                                                  -------------------

Current assets:
     Cash                                                                                        $         67,316
     Accounts receivable                                                                                   95,226
     Inventories                                                                                           88,563
     Deferred costs                                                                                        21,551
     Prepaid expenses                                                                                     157,888
     Notes receivable                                                                                     139,500
                                                                                                 ----------------

         Total current assets                                                                             570,044

Property and equipment, net of accumulated depreciation of $5,507                                          29,871
Patent, net of accumulated amortization of $3,676                                                          46,324
Other assets                                                                                                8,107
                                                                                                 ----------------

                                                                                                $         654,346

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                                                      $         770,333
     Lease liability                                                                                      156,400
     Notes payable                                                                                        215,000
     Notes payable to related parties                                                                      67,500
     Deferred revenue                                                                                      86,184
     Deferred rent expense                                                                                 10,900
                                                                                                 ----------------

         Total current liabilities                                                                      1,306,317
                                                                                                 ----------------

Commitments and contingencies

Stockholders' deficit:
     Common stock, $0.15 par value; 100,000,000 shares authorized;
       40,821,552 shares issued and outstanding                                                         6,123,233
     Additional paid-in capital                                                                         3,839,529
     Prepaid consulting expense                                                                          (428,957)
     Accumulated deficit                                                                              (10,185,776)
                                                                                                 -----------------

         Total stockholders' deficit                                                                     (651,971)
                                                                                                 -----------------

                                                                                                 $         654,346
                                                                                                 =================

                      See independent auditors' report and
                   accompanying notes to financial statements

                                                QT 5, INC.

                                                                              CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------------------------------------------

                                                                       FOR THE YEAR ENDED       FOR THE YEAR ENDED
                                                                          JUNE 30, 2003           JUNE 30, 2002
                                                                       --------------------    ---------------------

Revenue                                                                 $          9,042        $               -

Costs and expenses:
      Cost of sales                                                                3,708                        -
      General and administrative                                               6,138,072                3,775,560
                                                                         ---------------         ----------------

OPERATING LOSS                                                                (6,132,738)              (3,775,560)

Other income (expense):
      Amortization of debt discount                                             (106,407)                       -
      Interest                                                                  (151,382)                       -
      Other, net                                                                 (19,689)                       -
                                                                         ----------------        ----------------

Net loss                                                                $     (6,410,216)       $      (3,775,560)
                                                                         ===============         ================

Net loss available to common stockholders per common share:
      Basic and diluted                                                 $         (0.26)        $         (0.60)
                                                                         ===============         ================

Weighted average shares outstanding:
      Basic and diluted                                                       24,828,564                6,257,985
                                                                         ===============         ================

                      See independent auditors' report and
                   accompanying notes to financial statements


                                                QT 5, INC.


                                                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                                                                    FOR THE YEARS ENDED JUNE 30, 2003 AND 2002


                                                                            Additional   Pre-paid
                                                   Common Stock            Paid-in      Consulting    Accumulated
                                                Shares       Amount        Capital        Expense       Deficit         Total
                                                ------       ------        -------      -------       -------           -----

Balance, July 1, 2001                            7,847,000  $ 1,177,050  $ (1,177,050)   $      ---     $      ---    $      ---

Issuance of common stock to founders for no
Consideration                                      133,000       19,950       (19,950)          ---            ---           ---

Issuance of common stock for cash                  531,335       79,700        120,050          ---            ---       199,750

Issuance of common stock for services            9,312,660    1,396,899      2,104,101          ---            ---     3,501,000

Issuance of common stock for patent                133,000       19,950         30,050          ---            ---        50,000

Issuance of common stock for prepaid royalties     399,000       59,850         90,150          ---            ---       150,000

Net loss                                               ---          ---           ---           ---    (3,775,560)    (3,775,560)
                                                ----------   ----------    -----------   ----------   -----------     -----------


Balance, June 30, 2002                          18,355,995    2,753,399      1,147,351          ---    (3,775,560)       125,190

Issuance    of   shares   to    Moneyzone    in
recapitalization of the Company                  3,000,000      450,000      (150,000)          ---            ---       300,000


Issuance of common stock for services            7,201,085    1,080,163      2,853,690    (428,957)            ---     3,504,896

Issuance   of   common   stock  as  additional
interest expense on notes payable                  308,116       46,217         60,190          ---            ---       106,407

Shares  issued  but  held  in  escrow   pending
negotiations of Transactions                      3,660,160      549,024      (549,024)         ---            ---           ---

Issuance  of  common   stock  for  exercise  of
options                                          3,394,731      509,210      (224,010)          ---            ---       285,200


Issuance of common stock for cash                2,200,854      330,128            872          ---            ---       331,000

Shares  committed to be issued to employees for
services                                           300,000       45,000         30,126          ---            ---        75,126

Issuance  of  common  stock for  conversion  of
convertible promissory note                      1,720,000      258,000       (86,000)          ---            ---       172,000

Issuance  of  common  stock for  settlement  of
accounts Payable                                   680,610      102,092         34,342          ---            ---       136,434

Estimated  fair  market  value of  options  and
warrants granted to consultants for services           ---          ---        572,352          ---            ---       572,352

Estimated   value  of   beneficial   conversion
feature on  convertible promissory note                ---          ---        149,640          ---            ---       149,640



Net loss                                               ---          ---            ---          ---    (6,410,216)   (6,410,216)
                                                ----------   ----------    -----------   ----------   -----------     -----------


Balance, June 30, 2003                          40,821,551$   6,123,233   $  3,839,529  $ (428,957)  $(10,185,776)  $  (651,971)
                                                =======================   ============  ===========  ============   ============

                      See independent auditors' report and
                   accompanying notes to financial statements


                                                QT 5, INC.

                                                                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       FOR THE YEAR ENDED       FOR THE YEAR ENDED
                                                                          JUNE 30, 2003           JUNE 30, 2002
                                                                       --------------------    ---------------------
Cash flows from operating activities:
   Net loss                                                             $     (6,410,216)       $      (3,775,560)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization                                               7,779                    1,404
       Amortization of debt discount and non-cash interest
         expense                                                                 106,407                        -
       Loss on issuance of shares for settlement of accounts
         payable                                                                  23,689                        -
       Fair market value of options and warrants issued                          572,352                        -
       Gain on extinguishment of debt                                             (2,000)                       -
       Stocks and options issued for services                                  3,580,022                3,501,000
       Imputed interest expense on convertible debentures                        149,640                        -
       Changes in operating assets and liabilities:
           Accounts receivable                                                   (95,226)                       -
           Inventories                                                           (88,563)                       -
           Deferred costs                                                        (21,551)                       -
           Prepaid expenses                                                       (7,888)                       -
           Other assets                                                                -                   (8,107)
           Accounts payable and accrued expenses                                 712,848                  142,130
           Deferred revenue                                                       86,184                        -
           Deferred rent expense                                                    (301)                  11,201
                                                                         ---------------         ----------------

   Net cash used in operating activities                                      (1,386,824)                (127,932)
                                                                         ---------------         ----------------

Cash flows from investing activities:
   Collection on notes receivable                                                 60,000                        -
   Purchases of property and equipment                                            (8,451)                  (9,427)
                                                                         ---------------         ----------------

   Net cash provided by (used in) investing activities                            51,549                   (9,427)
                                                                         ---------------         ----------------

Cash flows from financing activities:
   Proceeds from sale of stock                                                   331,000                  199,750
   Proceeds from notes payable to related parties                                100,000                        -
   Proceeds from notes payable                                                   385,000                        -
   Payments on notes payable                                                     (46,000)                       -
   Capital contribution                                                          300,000                        -
   Proceeds from exercise of options                                             270,200                        -
                                                                         ---------------         ----------------

   Net cash provided by financing activities                                   1,340,200                  199,750
                                                                         ---------------         ----------------

                      See independent auditors' report and
                   accompanying notes to financial statements

                                                QT 5, INC.

                                                                   CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED



                                                                       FOR THE YEAR ENDED       FOR THE YEAR ENDED
                                                                          JUNE 30, 2003           JUNE 30, 2002
                                                                       --------------------    ---------------------
Net increase in cash                                                               4,925                   62,391

Cash, beginning of year                                                           62,391                        -
                                                                         ---------------         ----------------

Cash, end of year                                                       $         67,316        $          62,391
                                                                         ===============         ================

Supplemental disclosure of cash flow information:

   Cash paid during the year for:
       Interest                                                         $              -        $               -
                                                                         ===============         ================
       Income taxes                                                     $              -        $               -
                                                                         ===============         ================

   Promissory notes receivable entered into as a
     consideration for the assumption of lease liability
     and other accounts payable                                         $        199,500        $              -
                                                                         ===============         ===============

   Common stock issued for prepaid consulting services                  $        428,957        $              -
                                                                         ===============         ===============

   Furniture purchased under a note payable to related
     party                                                              $         17,500        $              -
                                                                         ===============         ===============

   Common stock issued to third parties for patent and
     prepaid royalties valued at $50,000 and $150,000,
     respectively                                                       $              -        $        200,000
                                                                         ===============         ===============

   Common stock issued for settlement of accounts
     payable                                                            $        112,745        $              -
                                                                         ===============         ===============

   Exercise of options for reduction of accounts payable                $         15,000        $              -
                                                                         ===============         ===============

   Conversion of related party convertible
     promissory note to 1,720,000 shares of common stock                $        172,000        $              -
                                                                         ===============         ===============


   Notes payable directly refinanced by related party
     lender                                                             $        122,000        $              -
                                                                         ===============         ===============




                      See independent auditors' report and
                   accompanying notes to financial statements

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BACKGROUND AND ORGANIZATION

On April 7, 2002, the Company entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 (the "Agreement") relating to the formulation of nicotine beverages (the "Nico Patent"). The Agreement was effective only upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. The Company's first nicotine water-based product is NICOWater(TM). In acquiring the patent, the Company re-allocated its resources from focusing on the licensing and joint developing of medical testing devices and other pharmaceutical products to successfully launching its nicotine product line. In May 2003, the Company commenced shipping NICOWater(TM), its water-based Homeopathic Nicotinum (nicotine) product, designed to relieve the symptoms of tobacco cravings. As a result, the Company is no longer considered a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

The Company's future plans include continuing its efforts to license small medical device(s) and pharmaceutical products together with its continued development for the professional and retail consumer markets. Other than its nicotine-based line of products, the Company has not currently developed nor does it have the definitive rights to market any other products; however, the Company is in negotiations to acquire a license for certain intellectual property rights and related associated research and development efforts and FDA approvals on an H.I.V. test kit, in-vitro drug test kit and a cardiac pulmonary test kit.

Effective January 9, 2003, pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") between Moneyzone.com, Inc. ("Moneyzone"), and QuickTest 5, Inc. ("Quicktest") (the "Merger"), Quicktest merged with and into Moneyzone, the separate corporate existence of Quicktest ceased, and Moneyzone continued as the surviving entity and changed its name to "QT 5, Inc." and its symbol on the Over the Counter Bulletin Board to "QTFV."

The original stockholders of Moneyzone retained 3,000,000 shares of common stock. In connection with the Merger, the Company issued an aggregate 25,000,000 shares of its common stock to Quicktest stockholders resulting in the Company having 28,000,000 shares of common stock issued and outstanding immediately following the Merger.

As the Quicktest shareholders retained control of the combined entity after the Merger was completed, this transaction was accounted for as a "reverse acquisition." Under reverse acquisition accounting, Quicktest is considered the accounting acquirer and Moneyzone is considered the accounting acquiree; thus, the 3,000,000 shares of previously outstanding common stock of Moneyzone was accounted for as an issuance of shares in a recapitalization of the Company and valued at $300,000, representing monies advanced to Quicktest by Moneyzone prior to the Merger that were contributed to the Company upon consummation of the merger. In addition, the historical financial statements of Quicktest became those of the Company. The source of consideration used by the stockholders of Quicktest for the Merger were shares of common stock of Quicktest owned or held beneficially prior to the Merger that were acquired by the Company upon consummation of the Merger in exchange for the same number of similar securities issued by the Company.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of QT 5, Inc. and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss of $6,410,216, with only $9,042 of revenue during the year ended June 30, 2003. The Company also had an accumulated deficit of $10,185,776 and negative working capital of $736,273, with only $67,316 in cash at June 30, 2003. In addition, the Company is in arbitration with the patent holder of its only actively marketed product to resolve various allegations made by the patent holder against the Company (see Note 7). Management recognizes that the Company must obtain additional funding for the eventual achievement of sustained profitable operations. The Company's success is dependent upon numerous items, including the successful development of effective marketing strategies to customers in a competitive market coupled with faster service and a variety of options. The Company's new product line entered the market in May 2003 and management believes that this product will have a significant effect on future profitability. In August 2003, management successfully obtained additional capital through a $2 million sale and issuance of 6% convertible debentures, from which the Company received initial gross proceeds of $1 million with receipt of the second $1 million scheduled to occur following the effective date of a registration statement to be filed with the Securities and Exchange Commission covering the common stock underlying the debentures (see Note 11). In addition, the Company has received a proposal for a credit facility for accounts receivable financing and anticipates a definitive agreement in the near term. However, no assurance can be given that the above mentioned credit facility and additional $1 million convertible debenture funding will be consummated as contemplated or will generate sufficient cash to satisfy the Company's need for additional capital or that other debt or equity financing will be available to the Company on satisfactory terms.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates. Significant estimates made by management are, among others, the realization of prepaid royalties and long-lived assets, collectibility of receivables, and the valuation allowance on deferred tax assets.

Fair Value of Financial Instruments

The carrying values of the Company's financial instruments as of June 30, 2003, including cash, accounts receivable, notes receivable, accounts payable and accrued expenses, and notes payable, approximate their respective fair values due to their short maturities. The fair value of notes payable to related parties is not determinable as these transactions are with related parties.

Concentration of Credit Risk

The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash balances at certain high quality financial institutions, and at times such balances may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of June 30, 2003, there was approximately $1,000 of uninsured cash balances.

Accounts Receivable

The Company extends credit to its customers and performs ongoing credit evaluations of such customers. The Company does not obtain collateral to secure its accounts receivable. At June 30, 2003, the Company recorded $86,184 of accounts receivable as deferred revenue, as the payment terms are contingent upon customer sell-through of product and therefore collectibility is not reasonably assured.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Repairs and maintenance are charged to expense as incurred while significant improvements are capitalized. Upon retirement or other disposition of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statements of operations.

Patent

Patent is recorded at the fair value of the stock issued to acquire the patent (see Note 6) and is amortized using the straight-line method over its estimated remaining useful life of 17 years. Amortization expense for the years ended June 30, 2003 and 2002 was $2,941 and $735, respectively. Legal fees and other costs incurred in protecting patents are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangibles to be held and used by an entity are reviewed by the management of the Company for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. As of June 30, 2003, management of the Company believes that no impairment has been indicated. There can be no assurances, however, that market conditions will not change or demand for the Company's products will develop which could result in impairment of long-lived assets in the future.

Conversion and Stock Split

On January 9, 2003, the Company's stockholders approved an increase in the number of authorized common stock shares to 100,000,000. Also, pursuant to the terms of the Merger, the shares of Quicktest's common stock were converted into
1.33 shares of Moneyzone's common stock.

All references in the consolidated financial statements and the accompanying notes referring to common shares, share prices, per share amounts, and stock plans have been adjusted to give retroactive effect to a conversion into 1.33 shares of Moneyzone's common stock.

Revenue Recognition

The Company recognizes revenue at the time of shipment of its products to customers. The Company was in its initial stage of selling the new product line to customers or distributors as of June 30, 2003. Pursuant to Staff Accounting Bulletin No. 101, the Company deferred $86,184 of its sales and the related costs of $21,551 to certain distributors as the payment terms are contingent upon customer sell-through of product and therefore collectibility is not reasonably assured.

Advertising

The Company expenses the cost of advertising when incurred as general and administrative expense. Advertising expense was approximately $72,000 and $70,000 for the years ended June 30, 2003 and 2002, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of operations.

Stock-Based Compensation

The Company uses the intrinsic value method of accounting for stock-based compensation to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." The Company accounts for non-employee stock-based compensation under SFAS No. 123, "Accounting for Stock-Based Compensation." At June 30, 2003, the Company has two stock-based employee compensation plans, which are described more fully in Note 6. During the year ended June 30, 2003 and 2002, $0 and $0, respectively, of compensation expense was recognized in the accompanying consolidated statements of operations for options issued to employees pursuant to APB 25, as all options granted in fiscal 2003 under those plans had exercise prices equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based compensation:

                                                                                   YEAR ENDED JUNE 30,
                                                                         ----------------------------------------
                                                                              2003                    2002
                                                                         ----------------        ----------------

         Net loss as reported                                           $     (6,410,216)       $      (3,775,560)

         DEDUCT:
              Total stock-based employee compensation
                expense under APB 25                                                   0                        0

         ADD:
              Total stock-based employee compensation
                under fair value based method for all
                awards, net of related tax effects                              (268,820)                       0
                                                                         ----------------        ----------------

         Pro forma net loss                                             $     (6,679,036)       $      (3,775,560)
                                                                         ===============         ================

         Basic and diluted loss per share - as reported                 $         (0.26)        $          (0.60)
                                                                         ===============         ===============
         Basic and diluted loss per share - pro forma                   $         (0.27)        $          (0.60)
                                                                         ===============         ===============

INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. All potentially dilutive shares, 56,471 and 0 as of June 30, 2003 and 2002, respectively, have been excluded from dilutive loss per share, as their effect would be anti-dilutive for fiscal 2003 and 2002.

COMPREHENSIVE INCOME

Comprehensive income is not presented in the Company's consolidated financial statements since the Company did not have any items of comprehensive income in any period presented.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

As the Company operates in one segment, the Company has not made segment disclosures in the accompanying consolidated financial statements.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the Financial Accountings Standards Board ("FASB") issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company adopted FIN 45 in fiscal 2003 and there was no effect on its financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for financial statements issued for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company has applied the disclosure provisions in SFAS No. 148 in its consolidated financial statements and the accompanying notes.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not expect the adoption of SFAS No. 150 to have a material impact upon its financial position, cash flows or results of operations.

NOTE 2 - NOTES RECEIVABLE

On January 1, 2003, the Company entered into promissory notes receivable in the total amount of $199,500 with two former stockholders of Moneyzone. These notes accrue interest at a rate of 4% per annum and are payable on January 1, 2004. The notes were entered into as consideration for a contingent liability and assumed defense costs relating to Moneyzone's lease liability resulting from abandoned office space (see Note 7) and other remaining accounts payable of Moneyzone assumed in the Merger (see Note 1). Pursuant to the terms of the notes, the amount of the notes shall be automatically adjusted to the amount of actual liability and defense costs incurred by the Company related to the litigation, and shall also be reduced by any amounts of Moneyzone's outstanding accounts payable which the Company does not actually pay within one year or which are forgiven or negotiated to lower amounts. These notes are secured by 399,000 shares of the Company's common stock owned by former stockholders. During the year ended June 30, 2003, the Company received $60,000 advance payment on the promissory notes receivable, resulting in the remaining notes receivable balance of $139,500 as of June 30, 2003.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2003:

              Furniture and fixtures                        $          19,307
              Computer equipment and software                          16,071
              Less: accumulated depreciation                           (5,507)
                                                             ----------------

                                                            $          29,871
                                                             ================

NOTE 4 - PATENT AND ROYALTY FEE

On April 7, 2002, the Company entered into the Agreement relating to the formulation of nicotine beverages (see Note 1). The Agreement was effective only upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. In consideration thereof, the Company issued 133,000 shares of its common stock valued at $50,000 (or $0.376 per share, which was management's estimate of the fair market value of its common stock on the date the patent was assigned). The cost of the patent is being amortized over the patent's remaining useful life of 17 years. In addition, the Company agreed to pay the original patent holder royalties of $1.20 per case, quarterly, for every case sold (consisting of 24 bottles per case) of the Company's products which utilize the patent, for the remaining life of the patent. The royalty payments will begin on the first day of the calendar quarter commencing at such time as the Company makes a first distribution. The Company has agreed to the following performance goals: (1) during the first year following the first distribution, the Company will sell a minimum of 500,000 cases of the patented product, and (2) during any year thereafter for the duration of this Agreement, the Company will sell a minimum of 1,000,000 cases of the patented product each year. In June 2002, the Company prepaid royalties through the issuance of 399,000 shares of its stock valued at $150,000 (or $0.376 per share which was management's estimate of the fair market value of its common stock on the date the shares were issued) in lieu of meeting the minimum performance requirement of the first year. This amount will be amortized to expense at the rate of $1.20 per case sold.

The Company has filed for arbitration to resolve a dispute with the parties of this Agreement (see Note 7). During the year ended June 30, 2003, the Company recorded approximately $5,400 of royalty expense in the accompanying consolidated statements of operations related to this Agreement.

NOTE 5 - NOTES PAYABLE

In October 2002, the Company entered into a non-interest bearing convertible promissory note with a third party for $150,000. Unless earlier converted by the lender, the principal was due at the earlier of (1) four months from the effective date of the Schedule 14C of Moneyzone (but in no event later than March 31, 2003), or (2) a financing in which the Company receives net proceeds of $1 million. At the election of the holder, the outstanding principal of the note was convertible into shares of the Company's common stock at $0.75 per share (subject to standard adjustments on recapitalization, stock split, etc.). Pursuant to the terms of the promissory note, the Company issued 99,750 shares of the common stock valued at $30,000 (which was management's estimate of the fair market value of its common stock on the date the shares were issued) to the lender as additional consideration, which was recorded as a discount on the note and amortized to interest expense ratably through the earliest estimated due date of the note. In February 2003, the note was amended to extend the maturity date, unless earlier converted by the lender, to the earlier of (1) April 30, 2003, or (2) a financing in which the Company receives net proceeds of $1 million.

In December 2002 and January 2003, the Company entered into three non-interest bearing convertible promissory notes with third parties totaling $235,000. Unless earlier converted by the lenders, the principal was due at the earlier of
(1) April 30, 2003, or (2) a financing in which the Company receives net proceeds of either $1.5 or $2 million, as defined in the individual notes. At the election of the holder, the outstanding principal of the note was convertible into shares of the Company's common stock at $0.75 per share (subject to standard adjustments on recapitalization, stock split, etc.). Pursuant to the terms of the promissory note, the Company issued a total of 208,366 shares of the common stock valued at $76,407 (which was management's estimate of the fair market value of its common stock on the date the shares were issued) to one of its lenders as additional consideration, which was recorded as a discount on the notes and amortized to interest expense ratably through the earliest estimated due date of the note.

During the year ended June 30, 2003 and 2002, the Company recorded interest expense of $106,407 and $0, respectively, from the amortization of discount on the above convertible promissory notes. During June 2003, the Company reduced the principal balance on these convertible promissory notes by a cash payment of $46,000, a direct refinancing payment from related party lender of $122,000 and by recording of a gain on extinguishment of debt of $2,000.

All of these convertible promissory notes also contained certain penalty provisions under a default. In June 2003 the Company entered into a Settlement Agreement and Mutual General Releases with each of the above referenced note holders and with the related parties holding a total of $50,000 bridge loan promissory notes (see Note 8), mutually releasing all parties from any and all claims arising out of or related to the above referenced notes (the "Previous Notes"), and executed and delivered new Secured Notes and Security Agreements (the "New Notes") in the aggregate principal amount of $265,000. The New Notes supersede the Previous Notes, bearing interest at the rate of 12% per annum with the entire amount, including principal and accrued interest, due and payable on December 1, 2003. The New Notes were secured by a pledge and first and second priority security interest in all of the tangible and intangible assets of the Company, and included certain non-financial covenants and events of default, among other items, such as the Company's failure to ship in any calendar month at least 10,000 cases of NICOWater(TM) and generate gross sales of at least $280,000 from the sale of NICOWater(TM) in any month.

In August 2003, the Company prepaid the entire principal and accrued interest due and payable under all the New Notes in the aggregate amount of $270,760 and has received full collateral releases from the noteholders.

NOTE 6 - STOCKHOLDERS' DEFICIT

Common Stock

In October 2001, the Company issued 133,000 shares of common stock to various founders, which were recorded at $0 value as the Company had not commenced operations.

During the fiscal year ended June 30, 2002, the Company:

         (i) sold 531,335 shares of common stock at $0.376 per share for $199,750 in cash;

         (ii) issued 9,312,660 shares of common stock valued at $3,501,000 (or $0.376 per share, which was the estimated fair market value of the common stock on the date the services were performed) as payment for consulting services to related parties and other third parties (see
         Note 8); and

         (iii) issued 133,000 and 399,000 shares of common stock to third parties for patent and prepaid royalties, respectively, valued at $50,000 and $150,000 (or $0.376 per share, which was the estimated fair market value of the common stock on the date the shares were issued), respectively (see Note 4).

On January 9, 2003, the 3,000,000 shares of previously outstanding common stock of Moneyzone were accounted for as an issuance of shares in a recapitalization of the Company for $300,000 as part of the Merger (see Note 1).

During the fiscal year ended June 30, 2003, the Company:

         (i) issued 2,751,093 shares of common stock for consulting services valued at $1,034,247 (or $0.376 per share, which was the estimated fair market value of the common stock on the date the shares were issued) and 2,200,000 restricted shares of common stock for consulting services valued at $1,571,728 (or $0.71 per share, which was the weighted average fair market value of its common stock on the dates of issuance), of which $60,959 was recorded as prepaid consulting expense to be amortized over the respective service periods and $2,545,016 was recorded as general and administrative expense in the accompanying consolidated statements of operations;

         (ii) issued 308,116 shares as additional interest expense pursuant to the terms of the convertible promissory notes payable valued at $106,407 as discussed in Note 5;

         (iii) issued 3,660,160 shares valued at $0 as the shares were issued but held in escrow pending negotiation of certain transactions;

         (iv) issued 1,100,000 shares for consulting services under the 2000 Plan, valued at $1,118,213, (or $1.02 per share, which was the weighted average fair market value on the dates of issuance), of which $259,650 was recorded as prepaid consulting expense to be amortized over the respective service periods and $858,563 was recorded as general and administrative expense in the accompanying consolidated statements of operations;

         (v) issued 1,149,992 shares for consulting services under the 2003 Plan, valued at $209,665, (or $0.18 per share, which was the weighted average fair market value on the dates of issuance), of which $108,348 was recorded as prepaid consulting expense to be amortized over the respective service periods, and $214,063 was recorded as general and administrative expense in the accompanying consolidated statements of operations. In addition, the Company issued 680,610 shares under the 2003 Plan valued at $136,434 (or $0.20 per share, which was the weighted average fair market value on the dates of issuance) for the settlement of certain accounts payable totaling $112,745, recording a loss of $23,689 on the settlement of this accounts payable balance in other income (expense) in the accompanying consolidated statement of operations;

         (vi) issued 3,394,731 shares in connection with the exercise of options for $270,200 cash and $15,000 as a reduction of accounts payable;

         (vii) sold 2,200,854 shares of restricted common stock at a weighted average price of $0.15 per share and warrants to purchase 1,900,000 shares of common stock at a weighted average exercise price of $0.58 per share for which the Company received aggregate net cash proceeds of $331,000;

         (viii) committed to issue 300,000 shares of restricted common stock to employees in connection with their initial employment. The Company recorded salary expense of $75,126 (or $0.25 per share, which was the weighted average fair market value of its common stock on the employment agreement dates) in general and administrative expense in the accompanying consolidated statement of operations; and

         (ix) issued 1,720,000 shares of common stock for the conversion of a $172,000 related party note payable (see Note 8) (or $0.10 per share, which was the stated conversion price).

Certain common stock purchase agreements with certain investors include a provision in which if for a period of six months from the purchase of shares the Company's common stock closing price for 5 consecutive trading days will be below $0.15 per share, the Company will issue to the investors additional shares, whereby the number of shares purchased and the additional shares, multiplied by $0.10 would be equal to the aggregate purchase price paid. For the year ended June 30, 2003, the aggregate purchase price paid by these investors totaled $310,000 and no additional shares were required to be issued.

Stock Options

The Company has a stock option plan (the "2000 Plan"), as amended, that authorized the issuance of options and shares to acquire up to 2,533,330 registered shares of common stock to officers, employees, directors and consultants. On February 12, 2003, the Company increased the number of registered shares reserved for issuance pursuant to the Plan Amendment to 4,233,330 shares. The Plan allows for the issuance of either incentive stock options (which can only be granted to employees) and non-qualified stock options, pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 50% of the fair market value on the date of grant for non-qualified stock options. The number of options under the Plan available for grant at June 30, 2003 was 2,655,830.

On April 21, 2003, the Company adopted an incentive equity stock plan (the "2003 Plan") that authorized the issuance of options, right to purchase common stock and stock bonuses up to 10,000,000 shares, of which 5,000,000 shares were registered on April 25, 2003. The Plan allows for the issuance of incentive stock options (which can only be granted to employees), non-qualified stock options, stock awards, or stock bonuses pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 85% of the fair market value on the date of grant for non-qualified stock options. The number of options under the 2003 Plan available for grant at June 30, 2003 was 5,252,167.

Options to purchase 477,500 shares of the Company's common stock under the 2000 Plan at prices ranging from $0.13 per share to $0.30 per share (below the fair market value on the date of grant) were issued to consultants during the year ended June 30, 2003. All of these options were exercised during the year ended June 30, 2003 for cash of $90,200.

Options to purchase 2,917,231 shares of the Company's common stock under the 2003 Plan at prices ranging from $0.03 per share to $0.22 per share (below the fair market value on the date of grant) were issued to consultants during the year ended June 30, 2003. All of these options were exercised during the year ended June 30, 2003 for cash of $180,000 and reduction of an accounts payable of $15,000.

The Company has no options outstanding as of June 30, 2003. The general and administrative expense recognized in the accompanying consolidated statements of operations pursuant to SFAS No. 123 for the options issued to non-employees was $362,337 during the year ended June 30, 2003. No options were issued or outstanding during the year ended June 30, 2002.

The fair value of each option granted during the year ended June 30, 2003 was estimated using the Black-Scholes option pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 167.80 percent (iii) weighted average risk free interest rate of approximately 1.23 percent, and (iv) average expected life of 1 year.

The Black-Scholes option valuation method was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

Warrants

From time to time, the Company issues warrants pursuant to various employment, consulting and third party agreements.

During the fiscal year ended June 30, 2003, the Company:

         (i) issued warrants to purchase 2,560,000 shares of the Company's common stock at $0.17 per share (the fair market value on the date of grant) to two of its officers in connection with their employment agreements and recorded $0 of compensation expense as the warrants had exercise prices equal to the market value of the underlying common stock on the date of grant;

         (ii) issued warrants to purchase 2,060,000 shares of the Company's common stock at prices ranging from $0.01 per share to $0.17 per share (at or below the fair market value on the dates of grant) to consultants. 2,000,000 of these warrants vest immediately and 60,000 of these warrants vest upon the Company's share price reaching certain fair market values. The Company recorded general and administrative expense of $210,015 during the year ended June 30, 2003 for these warrants; and

         (iii) issued warrants to purchase 1,900,000 shares of the Company's common stock to certain third-party investors for $0.58 per share (see "common stock" section above).

Certain common stock purchase warrant agreements with certain investors include a right by the Company to call any or all shares of the common stock issued under warrant agreement from the warrant holder for (i) $2.00 per share for the first 950,000 shares and (ii) $3.00 per share for the remaining 950,000 shares through June 9, 2004. This call right can by exercised by the Company only if the Company's common stock has a closing price above the call price for 7 consecutive trading days prior to execution of the call right.

No warrants were issued or outstanding during the year ended June 30, 2002.

The following represents a summary of the warrants outstanding for the year ended June 30, 2003:

                                                                                                 WEIGHTED AVERAGE
                                                                                                  EXERCISE PRICE
                                                                       NUMBER OF WARRANTS            PER SHARE
                                                                       --------------------      ------------------
Outstanding at July 1, 2002                                                            -        $           -
     Granted                                                                   6,520,000                   0.29
     Exercised                                                                         -                     -
     Canceled                                                                          -                      -
                                                                         ---------------         --------------

Outstanding at June 30, 2003                                                   6,520,000        $           0.29
                                                                         ===============         ===============
Exercisable at June 30, 2003                                                   6,460,000
                                                                         ===============

The following summarizes information about warrants outstanding at June 30, 2003:

                                            Warrants Outstanding                           Warrants Exercisable
                            ------------------------------------------------------    -------------------------------
                                                  Weighted
                                                   Average            Weighted                           Weighted
                              Number of           Remaining           Average          Number of          Average
         Range of               Shares           Contractual          Exercise           Shares          Exercise
     Exercise Prices         Outstanding        Life (Years)           Price          Exercisable          Price
    -------------------     ---------------    ----------------    ---------------    -------------    --------------
           $0.01                  60,000            4.8             $     0.01                  -      $        -
           $0.17               4,560,000            4.9             $     0.17          4,560,000      $      0.17
        $0.40-$0.75            1,900,000            4.9             $     0.57          1,900,000      $      0.57
                            ------------                            ----------        -----------      -----------

                               6,520,000                            $     0.29          6,460,000      $      0.29
                            ============                            ==========        ===========      ===========

The fair value of each warrant granted during the year ended June 30, 2003 to consultants and employees is estimated using the Black-Scholes option pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) average volatility of 173.90 percent (iii) weighted average risk free interest rate of approximately 1.23 percent, and (iv) average expected life of 1 year.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Lease Commitment

The Company leases its facility under an operating lease agreement expiring April 30, 2005. Under the lease, the Company pays $7,669 per month through March 31, 2003, $7,888 per month through March 31, 2004, and $8,107 per month thereafter. The total amount of rent paid during the year ended June 30, 2003 and 2002 was $96,161 and $28,828, respectively. The Company records rent expense on a straight-line basis, resulting in deferred rent and additional rent expense (income) of $(301) and $11,201 as of June 30, 2003 and 2002, respectively.

The future minimum annual lease payments under this lease agreement at June 30, 2003 are as follows:

                         YEARS ENDING
                          JUNE 30,
                -----------------------------

                           2004                     $         95,000
                           2005                               73,000
                                                     ---------------

                                                    $        168,000

EMPLOYMENT AGREEMENTS

In June 2003, the Company entered into employment agreements with two of its officers. The agreements are for a five-year term through June 2008 and provide for a combined base salary of $600,000 per annum through October 2003, $720,000 per annum through October 2004, and an annual increase of at least 10% thereafter until the termination date. The agreements also provide for a combined sign-up bonus of $200,000, annual combined net profit bonus of 4% of the Company's net income, issuance of incentive stock options, and warrants to acquire a total of 2,560,000 shares of the Company's common stock (see Note 6). Additionally, the agreements provide for a combined payment of $1,440,000 upon sale or merger of the Company, and severance payment of one year of base salary, as defined.

LITIGATION

On November 15, 2002, Fidelity Mortgage, Inc. ("Fidelity") filed a lawsuit against the Company in the Supreme Court of the State of New York alleging that the Company breached a sublease with Fidelity. Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. The Company is in the process defending this litigation and has recorded a liability of $156,400 in the accompanying consolidated balance sheet.

As of May 6, 2003, the Company responded to what it believes are unfounded allegations regarding the assignment of patent rights agreement between the patent inventor and the Company. The Company filed for arbitration on June 6, 2003. The Company believes that the patent inventor's claims lack any merit. The Company intends to vigorously pursue its claims in the arbitration. Nevertheless, arbitration is uncertain, and the Company may not prevail in the arbitration and can express no opinion as to its ultimate outcome. The Company is, from time to time, involved in various legal and other proceedings which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the consolidated financial position or results of operations of the Company.

INDEMNITIES AND GUARANTEES

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company's officers, under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 8 - RELATED PARTY TRANSACTIONS

During the years ended June 30, 2003 and 2002, the Company paid or accrued approximately $571,250 and $235,500, respectively, and issued shares valued at approximately $712,425 and $3,409,000, respectively, to various related parties, including officers and/or stockholders of the Company for consulting and other administrative services.

During the year ended June 30, 2003, the Company issued options to a related party to purchase 3,344,731 shares. Pursuant to SFAS No. 123, the Company recorded general and administrative expense of $347,514 in the accompanying consolidated statements of operations. During the year ended June 30, 2003, all of these options were exercised for cash of $270,200.

Moneyzone advanced cash of $300,000 in July 2002 to the Company. Upon consummation of the Merger, the inter-company advance was eliminated in consolidation and recorded as a capital contribution (see Notes 1 and 6).

In September 2002, the Company entered into bridge loan promissory notes ("Notes") with two majority stockholders of Moneyzone for a total of $50,000 with interest at 10% per annum. The principal and interest were due on the closing of collective funding by the Company of not less than $250,000. Pursuant to the terms of the Notes, the Company could not be sold or otherwise merged into any other entity except Moneyzone, unless the Notes holders were repaid. These Notes were conditionally guaranteed by the CEO of the Company if the Company would not meet its covenants. In June 2003 the Company entered into a Settlement Agreement and Mutual General Releases with each of these Notes holders, mutually releasing all parties from any and all claims arising out of or related to the above referenced notes (the "Previous Notes"), and executed and delivered new Secured Notes and Security Agreements (the "New Notes") in the aggregate principal amount of these notes of $50,000 (see Note 5). The notes were paid in full subsequent to June 30, 2003 (see Note 5).

In November 2002, the Company entered into a non-interest bearing note, due on demand, for a purchase of certain office furniture from one of its officers for $17,500. This note was repaid subsequent to June 30, 2003.

On June 11, 2003, the Company entered into a convertible promissory note agreement with one of its shareholders for $172,000 with 1% interest per annum, convertible at $0.10 per share to shares of the Company's common stock. On June 23, 2003, the note was converted to 1,720,000 shares of the Company's common stock. The Company recorded interest expense of $120,400 in the accompanying consolidated financial statements related to the beneficial conversion feature in the convertible promissory note.

NOTE 9 - INCOME TAXES

No current provision for federal income taxes is required for the year ended June 30, 2003 and 2002, since the Company incurred net operating losses through June 30, 2003.

The tax effect of temporary differences that give rise to significant portions of the deferred tax asset at June 30, 2003 are presented below:

DEFERRED TAX ASSET:

Net operating loss carryforward                           $      3,840,000
Stock options and warrants                                         230,000
Reserves and accruals                                               26,000
                                                          ----------------
                                                                 4,096,000
DEFERRED TAX LIABILITY:

Deferred income                                                    (34,000)
                                                          ----------------
                                                                 4,062,000

              Less valuation allowance                          (4,062,000)
                                                          ----------------

              Net deferred tax assets                     $              -
                                                          ================

The valuation allowance increased by $2,552,000 and $1,510,000 during the years ended June 30, 2003 and 2002, respectively.

The provision for income taxes for the years ended June 30, 2003 and 2002 differs from the amount computed by applying the U.S. Federal income tax rate of 34% to income before income taxes primarily as a result of state income taxes and changes in the valuation allowance.

As of June 30, 2003, the Company had net operating loss carryforwards of approximately $9,600,000 available to offset future taxable federal and state income. The federal and state carryforward amounts expire in varying amounts through 2023 and 2010, respectively.

NOTE 10 - BASIC AND DILUTED LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the years ended June 30, 2003 and 2002:

                                                                              2003                      2002
                                                                       --------------------      -------------------

Numerator for basic and diluted loss per
  common share - net income (loss)                                      $     (6,410,216)              (3,775,560)
                                                                         =================       ================

Denominator for basic and diluted loss per
  common share - weighted average shares                                      24,828,564                 6,257,985
                                                                         ===============                 =========

Basic and diluted income (loss) per common share                        $          (0.26)          $       (0.60)
                                                                         ================           ============

NOTE 11 - SUBSEQUENT EVENTS

In July 2003, the Company issued 1,000,000 shares of common stock for cash of $150,000 and a warrant to purchase 1,000,000 shares of the Company's common stock at $0.50 per share to a third party. The warrant expires in 5 years and vests immediately. The warrant agreement also includes a right by the Company to call any or all shares of the common stock issued under the warrant agreement from the warrant holder for (i) $2.00 per share for the first 500,000 shares and
(ii) $3.00 per share for the remaining 500,000 shares through July 9, 2004. This call right can by exercised by the Company only if the Company's common stock has a closing price above the call price for 5 consecutive trading days prior to execution of the call right.

On August 22, 2003, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued 6% convertible debentures in the total principal amount of $2,000,000. The first payment of $1,000,000 in gross proceeds was provided at the first closing, as defined, and up to $1,000,000 at the second closing, as defined. The debenture is payable on August 22, 2006. The interest of 6% per annum is payable quarterly, plus an additional interest of 15% per annum will accrue daily if all accrued interest is not paid in full when due. The debenture is convertible at the option of the holder into shares of the Company's common stock at $0.075 with a forced conversion option by the Company if certain closing prices are attained, as defined. The Company is required to register the shares that might be issued under the agreement and is subject to liquidated damages if agreed upon timetables are not met, as defined. In connection with the Securities Purchase Agreement, the Company also issued warrants to purchase 13,333,333 shares of the Company's common stock at an exercise price of $0.075 per share. In connection with the issuance of detachable warrants and the beneficial conversion feature of the debentures, the Company will record a debt discount of $1,000,000 and amortize the discount using the effective interest method through August 2006.

In July 2003, the Company issued 270,430 shares of the Company's common stock, valued at $79,629 (or $0.29 per share, which is the fair market value of the stock on the date of issuance), to a consultant for services to be performed in the future.

In August 2003, the Company issued 206,000 shares of the Company's common stock valued at $48,320 (or $0.23 per share, which is the fair market value of the stock on the dates of issuance), to two consultants for services to be performed in the future.

In August 2003, the Company issued 283,590 shares of the Company's common stock, valued at $79,405 (or $0.28 per share, which is the fair market value of the stock on the date of issuance), for settlement of accounts payable.

In September 2003, the Company issued 170,773 shares of the Company's common stock for consulting services rendered, valued at $32,447 (or $0.19 per share, which is the fair market value of the stock on the date of issuance).

In August 2003, the Company prepaid notes payable and notes payable to related parties with maturity dates of December 1, 2003 in the principal amounts of $215,000 and $50,000, respectively, plus interest of $5,760 for an aggregate payment of $270,760, and has received full collateral releases from the noteholders (see Note 5).

In August 2003, the Company entered into employment agreement with one of its officers. The agreement is for a five-year term through July 31, 2008 and provides for a base salary of $250,000 per annum through October 1, 2003, $300,000 per annum through October 1, 2004, and an increase of at least 10% annually until the termination date. The agreement also provides for a sign-up bonus of $75,000 payable over a seven month period, annual net profit bonus of 1.25% of the Company's net income, issuance of incentive stock options, and warrant to issue 750,000 shares of the Company's common stock at $0.24 per share (fair market value of the stock on the date of issuance). Additionally, the agreement provides for a payment of $500,000 upon sale or merger of the Company, and severance payment of one year of base salary.

In August 2003, the Company issued 1,500,000 shares of its restricted common stock to one of its shareholders in full payment of a non-interest bearing demand promissory note of $112,500 dated July 25, 2003. Based on the estimated fair value of the stock issued, the Company will recognize a loss on debt settlement of $155,250 in its quarter ended September 30, 2003.

In August 2003, the Company issued 127,171 shares of its restricted common stock to one of its shareholders valued at $25,452 (or $0.20 per share, which was the weighted average fair market value on the dates the services were performed) for settlement of consulting fees payable totaling $22,500. The Company will record a loss of $2,952 on the settlement of this accounts payable balance in its quarter ended September 30, 2003.

                                   QT 5, Inc.
                           Consolidated Balance Sheet


                                  September 30,
                                      2003
                                                            ------------
                                   (Unaudited)
ASSETS

Current assets:
    Cash                                                   $     33,528
    Accounts receivable, net of allowance for doubtful
      accounts of $10,000                                       358,083
    Inventories                                                 188,628
    Deferred costs                                               78,628
    Prepaid royalties                                           137,035
    Prepaid insurance                                           474,459
    Other prepaid expenses                                      100,799
    Notes receivable                                            139,500
                                                            ------------
         Total current assets                                 1,510,660
                                                            ------------

Property and equipment, net of accumulated depreciation
 of $6,496                                                       28,882
Patent, net of accumulated amortization of $4,411                45,589
Deferred financing cost, net of accumulated amortization
 of $27,066                                                     732,872
Other assets                                                      9,595
                                                            ------------

         Total assets                                      $  2,327,598
                                                            ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued expenses                  $    778,400
    Accrued salaries                                            503,645
    Installment financing payable                               422,374
    Deferred revenue                                            264,165
    Lease liability                                             156,400
    Deferred rent expense                                         8,381
                                                            ------------
         Total current liabilities                            2,133,365


Convertible debentures payable, net of unamortized
  debt discount of $964,384                                      35,616
                                                            ------------

         Total liabilities                                    2,168,981
                                                            ------------

Commitments and contingencies

Stockholders' equity (deficit):
    Common stock; $0.15 par value; 100,000,000 shares
      authorized; 45,272,029 shares issued and
      outstanding                                              6,790,804
    Additional paid-in capital                                 5,629,318
    Prepaid consulting expense                                  (81,126)
    Accumulated deficit                                     (12,180,379)
                                                            ------------
         Total stockholders' equity (deficit)                   158,617
                                                            ------------

                                                           $ 2,327,598
                                                            ============


        See accompanying notes to unaudited consolidated financial statements.
                                      F-29

                                    QT 5, INC.
                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                               For the Three Months
                                                 Ended September 30,
                                            --------------------------
                                               2003              2002
                                            -----------       -----------
                                            (Unaudited)       (Unaudited)

Revenue                                     $  145,467        $        -
                                            -----------       -----------

Costs and expenses:
   Cost of sales                                80,521                 -
   General and administrative                1,742,010           318,537
                                            -----------       -----------
Loss from operations                        (1,677,064)         (318,537)




Other expense:
   Interest expense                           (297,040)                -
   Other                                       (20,499)                -
                                            -----------       -----------

  Net loss                                  $(1,994,603)      $ (318,537)
                                            ===========       ===========

Basic and diluted net loss per
  common share                              $    (0.05)       $    (0.02)
                                            ===========       ===========

Basic and diluted weighted
  average shares outstanding                 42,865,278       13,801,500
                                            ===========       ===========


     See accompanying notes to unaudited consolidated financial statements.

                                   QT 5, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                              FOR THE THREE MONTHS
                                                                 ENDED SEPTEMBER 30,
                                                      ---------------------------------
                                                          2003                 2002
                                                      -------------       -------------
                                                       (Unaudited)         (Unaudited)
  Cash flows from operating activities
     Net loss                                          $(1,994,603)        $ (318,537)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
         Provision for loss on doubtful accounts
           receivable                                       10,000                -
         Depreciation and amortization                       1,724             1,618
         Amortization of debt discount and deferred
           financing cost                                   62,682                -
         Loss on issuance of shares for settlement
           of accounts payable                              20,499                -
         Interest expense on issuance of shares for
           settlement of note payable to a related party   202,500                -
         Stocks and options issued for services            577,320                -
         Changes in operating assets and liabilities:
            Accounts receivable                           (272,857)               -
            Inventories                                   (100,065)               -
            Deferred costs                                 (57,077)               -
            Prepaid expenses and other assets             (123,985)               -
            Accounts payable and accrued expenses          641,146            (56,076)
            Deferred revenue                               177,981                -
            Deferred rent expense                           (2,519)              (301)
                                                      -------------       -------------

              Net cash used in operating activities       (857,254)          (373,296)
                                                      -------------       -------------

  Cash flows used in investing activities
     Purchases of property and equipment                       -               (8,451)
                                                      -------------       -------------

  Cash flows from financing activities
     Proceeds from sale of stock                           150,000                -
     Payments on notes payable to related parties          (67,500)               -
     Payments on notes payable                            (215,000)               -
     Payments on installment financing                      (9,534)               -
     Proceeds from convertible debentures, net of
      cash costs of $147,000                               853,000                -
     Proceeds from notes payable to related
      parties                                              112,500             50,000
     Capital contribution                                     -               300,000
                                                      -------------       -------------

              Net cash provided by financing
                 activities                                823,466            350,000
                                                      -------------       -------------

  Net decrease in cash                                     (33,788)           (31,747)

  Cash, beginning of period                                 67,316             62,391
                                                      -------------       -------------

  Cash, end of period                                 $     33,528        $    30,644
                                                      =============       =============

       See accompanying notes to unaudited consolidated financial statements.

                                    QT 5, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)



                                                              FOR THE THREE MONTHS
                                                                ENDED SEPTEMBER 30,
                                                      ---------------------------------
                                                          2003                 2002
                                                      -------------       -------------
                                                      (Unaudited)         (Unaudited)

  Supplemental disclosure of cash flow information:
     Installment financing payable and prepaid
    insurance recorded for insurance premium financed $     431,908       $          -
                                                      =============       =============
     Common stock issued as prepaid consulting
      services                                        $       9,240       $          -
                                                      =============       =============

     Amortization of prepaid consulting expense       $     357,071       $          -
                                                      =============       =============

     Debt discount recognized related to
      convertible debentures                          $   1,000,000       $          -
                                                      =============       =============
     Common stock issued for settlement of
      accounts payable                                $     129,434       $          -
                                                      =============       =============
     Common stock issued for settlement of
      note payable to a related party                 $     112,500       $          -
                                                      =============       =============
     Common stock issued in connection with
      deferred financing cost                         $      16,000       $          -
                                                      =============       =============
     Warrant issued in connection with deferred
      financing cost                                  $     596,938       $          -
                                                      =============       =============

     See accompanying notes to unaudited consolidated financial statements.

                                   QT 5, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BACKGROUND AND ORGANIZATION

On April 7, 2002, the Company entered into an Agreement for the Assignment of Patent Rights to U.S. Patent No. 6,268,386 (the "Agreement") relating to the formulation of nicotine beverages (the "Nico Patent"). The Agreement was effective only upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. The Company's first nicotine water-based product is NICOWater(TM). In acquiring the patent, the Company re-allocated its resources from focusing on the licensing and joint developing of medical testing devices and other pharmaceutical products to successfully launching its nicotine product line. In May 2003, the Company commenced shipping NICOWater(TM), its water-based homeopathic nicotinum (nicotine) product, designed to relieve the symptoms of tobacco cravings.

The Company's future plans include continuing its efforts to license small medical device(s) and pharmaceutical products together with its development of such products for the professional and retail consumer markets. Although the Company is not currently marketing any products other than its nicotine-based line of products, the Company has, in October 2003, acquired a license for certain intellectual property rights and related associated research and development efforts and FDA approvals on an H.I.V. test kit, in-vitro drug test kit and a cardiac pulmonary test kit (see Note 11).

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by the management of the Company pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with accounting principles generally accepted in the United States of America for interim financial information. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly represent the financial position and operating results for the respective periods. Certain information and footnote disclosures normally present in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. It is suggested that these unaudited condensed consolidated financial statements be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended June 30, 2003, included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on September 23, 2003. The results of the three months ended September 30, 2003 are not necessarily indicative of the results to be expected for the full year ending June 30, 2004.

PRINCIPLES OF CONSOLIDATION

The accompanying condensed consolidated financial statements include the accounts of QT 5, Inc. and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

GOING CONCERN

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss of $1,994,603 and only had $145,467 of revenue during the three months ended September 30, 2003, and had a cash balance of $33,528 at September 30, 2003. In addition, the Company had an accumulated deficit of $12,180,379 and negative working capital of $622,705 and is involved in a legal dispute relating to its patent rights for its only revenue-generating product (see Note 8) at September 30, 2003. Management recognizes that the Company must generate additional resources for the eventual achievement of sustained profitable operations. The Company's success is dependent upon numerous items, including the successful development of effective marketing strategies to customers in a competitive market coupled with faster service and a variety of options, and the successful outcome of the legal dispute. The Company's new product line entered the market in May 2003 and management believes that this product will have a significant effect on future profitability. In August 2003, management successfully obtained additional capital through a $2 million sale and issuance of 6% convertible debentures, from which the Company received initial gross proceeds of $1 million and an additional $200,000 advance against the second $1 million, the balance of which is scheduled to be paid following the effective date of a registration statement (which was filed with the Securities and Exchange Commission on October 2, 2003) covering the common stock underlying the debentures and related warrants. The Company is in the final stage of negotiations for an accounts receivable financing facility. However, no assurance can be given that an accounts receivable financing and the balance of the convertible debenture funding will be consummated as contemplated or will generate sufficient cash to satisfy the Company's need for additional capital or that other debt or equity financing will be available to the Company on satisfactory terms.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates. Significant estimates made by management are, among others, the realizability of inventories, deferred costs, prepaid royalties and long-lived assets, collectibility of receivables, and the valuation allowance on deferred tax assets.

CONCENTRATION OF CREDIT RISK

The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash balances at certain high quality financial institutions, and at times such balances may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of September 30, 2003, there was no uninsured cash balance.

The Company extends credit to its customers and performs ongoing credit evaluations of such customers. The Company does not obtain collateral to secure its accounts receivable. At September 30, 2003, the Company recorded $264,165 of accounts receivable as deferred revenue, as the payment terms are contingent upon customer sell-through of product and therefore collectibility is not reasonably assured.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangibles to be held and used by an entity are reviewed by the management of the Company for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. As of September 30, 2003, management of the Company believes that no impairment has been indicated. There can be no assurances, however, that market conditions will not change or demand for the Company's products will develop which could result in impairment of long-lived assets in the future.

INCREASE IN AUTHORIZED SHARES AND CHANGE IN PAR VALUE

On October 8, 2003, the Company filed a Definitive Form 14C with the Securities and Exchange Commission stating that the Company's Board of Directors and shareholders of record as of the close of business on September 22, 2003, holding a majority of the total number of outstanding shares, have consented to increase the number of shares of authorized common stock from 100,000,000 to 300,000,000. The par value of each such common stock shall be $0.001 per share. The Company filed the Certificate of Amendment of Certificate of Incorporation with the Secretary of the State of Delaware, in accordance with federal security laws, on November 3, 2003, and will reflect these changes in its December 31, 2003 consolidated financial statements.

REVENUE RECOGNITION

The Company recognizes revenue at the time of shipment of its products to customers. The Company is still in its initial stages of selling the new product line to customers or distributors as of September 30, 2003. Pursuant to Staff Accounting Bulletin No. 101, the Company deferred $264,165 of its sales and corresponding $78,628 cost of sales to certain distributors in the accompanying condensed consolidated balance sheet as the payment terms are contingent upon customer sell-through of product and therefore collectibility of these receivables is not reasonably assured.

ADVERTISING

The Company expenses the cost of advertising when incurred as general and administrative expense. Advertising expense was approximately $139,000 and $54,000 for the three months ended September 30, 2003 and 2002, respectively.

STOCK-BASED COMPENSATION

The Company uses the intrinsic value method of accounting for stock-based compensation to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." At September 30, 2003, the Company has two stock-based employee compensation plans, which are described more fully in Note 7. During the three months ended September 30, 2003 and 2002, no compensation expense was recognized in the accompanying consolidated statements of operations for options or warrants issued to employees pursuant to APB 25, as all options or warrants granted in fiscal 2003 under those plans had exercise prices equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based compensation:

                                                                            THREE MONTHS ENDED SEPTEMBER 30,
                                                                         ----------------------------------------
                                                                              2003                    2002
                                                                         ----------------        ----------------

         Net loss as reported                                           $     (1,994,603)       $        (318,537)

              Deduct:

              Total stock-based employee compensation
                expense under APB 25                                                   0                        0

              Add:

              Total stock-based employee compensation
                under fair value based method for all
                awards, net of related tax effects                              (111,185)                       0
                                                                         ---------------         ----------------

         Pro forma net loss                                             $     (2,105,788)       $        (318,537)
                                                                         ===============         ================

         Basic and diluted loss per share - as reported                 $          (0.05)       $           (0.02)
                                                                         ===============         ================
         Basic and diluted loss per share - pro forma                   $          (0.05)       $           (0.02)
                                                                         ===============         ================

INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. All potentially dilutive shares, 55,385 and 0 as of September 30, 2003 and 2002, respectively, have been excluded from dilutive loss per share, as their effect would be anti-dilutive for the three-month periods ending September 30, 2003 and 2002.

COMPREHENSIVE INCOME

Comprehensive income is not presented in the Company's condensed consolidated financial statements since the Company did not have any items of comprehensive income in any period presented.

SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

As the Company operates in one segment, the Company has not made segment disclosures in the accompanying condensed consolidated financial statements.

ACCOUNTING PRONOUNCEMENTS

In May 2003, the Financial Accounting Standards Board ("FASB")issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position, cash flows or results of operations.

NOTE 2 - NOTES RECEIVABLE

On January 1, 2003, the Company entered into promissory notes receivable in the total amount of $199,500 with two former stockholders of Moneyzone.com, Inc. ("Moneyzone"), an entity that the Company merged with and into in January 2003. These notes accrue interest at a rate of 4% per annum and are payable on January 1, 2004. The notes were entered into as consideration for a contingent liability and assumed defense costs relating to Moneyzone's lease liability resulting from abandoned office space (see Note 8) and other remaining accounts payable of Moneyzone assumed in the merger. Pursuant to the terms of the notes, the amount of the notes shall be automatically adjusted to the amount of actual liability and defense costs incurred by the Company related to the litigation, and shall also be reduced by any amounts of Moneyzone's outstanding accounts payable which the Company does not actually pay within one year or which are forgiven or negotiated to lower amount. These notes are secured by 399,000 shares of the Company's common stock owned by former stockholders. The remaining balance of notes receivable as of September 30, 2003 is $139,500.

NOTE 3 - PATENT AND ROYALTY FEE

On April 7, 2002, the Company entered into the Agreement relating to the formulation of nicotine beverages (see Note 1). The Agreement was effective only upon the execution and delivery of the assignment of patent. The assignment of patent was executed and delivered on June 26, 2002. In consideration thereof, the Company issued 133,000 shares of its common stock valued at $50,000 (or $0.376 per share, which was management's estimate of the fair market value of its common stock on the date the patent was assigned). The cost of the patent is being amortized over the patent's remaining useful life of 17 years. In addition, the Company agreed to pay the original patent holder royalties of $1.20 per case, quarterly, for every case sold (consisting of 24 bottles per case) of the Company's products which utilize the patent, for the remaining life of the patent. The royalty payments will begin on the first day of the calendar quarter commencing at such time as the Company makes a first distribution. The Company has agreed to the following performance goals: (1) during the first year following the first distribution, the Company will sell a minimum of 500,000 cases of the patented product, and (2) during any year thereafter for the duration of the Agreement, the Company will sell a minimum of 1,000,000 cases of the patented product each year. In June 2002, the Company prepaid royalties through the issuance of 399,000 shares of its stock valued at $150,000 (or $0.376 per share which was management's estimate of the fair market value of its common stock on the date the shares were issued) in lieu of meeting the minimum performance requirement of the first year. This amount will be amortized to expense at the rate of $1.20 per case sold.

The Company has filed for arbitration to resolve a dispute involving the parties of this Agreement (see Note 8). The arbitration hearing has been scheduled to commence in December 2003. During the three months ended September 30, 2003, the Company recorded $12,965 of royalty expense in the accompanying condensed consolidated statements of operations.

NOTE 4 - INSTALLMENT FINANCING PAYABLE

The Company financed its product liability insurance premiums totaling $431,908 in August 2003. The principal amounts bear interest at 7.85% per annum and are payable in equal monthly installments totaling $46,930 through May 1, 2004.

         NOTE 5 - NOTES PAYABLE

In June 2003 the Company entered into a Settlement Agreement and Mutual General Releases with certain third party note holders and related parties, mutually releasing all parties from any and all claims arising out of or related to certain convertible promissory notes and bridge loan (the "Previous Notes"), and executed and delivered new Secured Notes and Security Agreements (the "New Notes") in the aggregate principal amount of $265,000. The New Notes superseded the Previous Notes, bearing interest at the rate of 12% per annum with the entire amount, including principal and accrued interest, due and payable on December 1, 2003. The New Notes were secured by a pledge and first and second priority security interest in all of the tangible and intangible assets of the Company, and included certain non-financial covenants and events of default, among other items, such as the Company's failure to ship in any calendar month at least 10,000 cases of NICOWater(TM) and generate gross sales of at least $280,000 from the sale of NICOWater(TM) in any month.

In August 2003, the Company prepaid the notes payable and notes payable to related parties in the entire principal amounts of $215,000 and $50,000, respectively, plus accrued interest of $5,760 for an aggregate amount of $270,760 and has received full collateral releases from the noteholders.

NOTE 6 - CONVERTIBLE DEBENTURES

On August 22, 2003, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued 6% convertible debentures in the total principal amount of $2,000,000. The first payment of $1,000,000 in gross proceeds was provided at the first closing, as defined, and an additional amount up to $1,000,000 will be funded at the second closing, as defined. The debenture is payable on August 22, 2006. The interest of 6% per annum is payable quarterly in cash or shares of the Company's common stock, at the option of the Company, plus an additional interest of 15% per annum will accrue daily if all accrued interest is not paid in full when due. The debenture is convertible at the option of the holder into shares of the Company's common stock at $0.075 with a forced conversion option by the Company if certain closing prices are attained, as defined. The Company is required to register the shares that might be issued under the agreement and is subject to liquidated damages if agreed upon timetables are not met, as defined. In connection with the Securities Purchase Agreement, the Company also issued warrants to purchase 13,333,333 shares of the Company's common stock at an exercise price of $0.075 per share (see Note 7). In connection with the issuance of detachable warrants and the beneficial conversion feature of the debentures, the Company has recorded a debt discount of $1,000,000 and is amortizing the discount using the effective interest method through August 2006. During the three months ended September 30, 2003, the Company recorded interest expense related to the amortization of the debt discount of $35,616.

         On August 19, 2003, the Company also issued warrants to purchase 2,666,667 shares of the Company's common stock as part of the commission fee in connection with the convertible debentures. The warrants have an exercise price of $0.075 per share and expire in five years. The Company recorded the value of the warrant of $596,938 as an issuance cost, and accordingly, such amount is included in the deferred financing cost in the accompanying condensed consolidated balance sheet. During the three months ended September 30, 2003, the Company incurred other issuance costs totaling $147,000 and an additional $16,000 related to the issuance of the Company's common stock for finders fees (see Note 7), which were all recorded as deferred financing cost in the accompanying condensed consolidated balance sheet. The Company is amortizing the deferred financing cost using the effective interest method through August 2006 and recorded interest expense related to the amortization of the deferred financing cost of $35,616 during the three months ended September 30, 2003.

NOTE 7 - STOCKHOLDERS' DEFICIT

COMMON STOCK

In July 2003, the Company issued 1,000,000 shares of common stock for cash of $150,000 and a warrant to purchase 1,000,000 shares of the Company's common stock (see further discussion in the Warrants section below) to a third party.

In July 2003, the Company issued 270,430 shares of the Company's common stock under the 2003 Plan, valued at $81,130 (or $0.30 per share, which is the fair market value of the stock on the date of issuance), to a consultant for services performed.

In August 2003, the Company issued 206,000 shares of the Company's common stock under the 2003 Plan, valued at $48,320 (or $0.23 per share, (which is the fair market value of the stock on the dates of issuance), to two consultants for services performed and to be performed in the future. The Company recorded $9,240 of prepaid consulting expense related to the future services to be performed.

In August 2003, the Company issued 283,590 shares of the Company's common stock under the 2003 Plan, valued at $79,405 (or $0.28 per share, which is the fair market value of the stock on the date of issuance), for settlement of accounts payable. The Company recorded a loss on settlement of accounts payable of $19,142 in other expense in the accompanying condensed consolidated statements of operations for the three months ended September 30, 2003.

In August 2003, the Company issued 1,500,000 shares of its restricted common stock to one of its shareholders in full payment of a non-interest bearing demand promissory note of $112,500 dated July 25, 2003 (see Note 9). Based on the estimated fair value of the stock issued, the Company recognized interest expense of $202,500 in the accompanying consolidated statements of operations during the three months ended September 30, 2003.

In August 2003, the Company issued 127,171 shares of its restricted common stock to one of its shareholders valued at $26,706 (or $0.21 per share, which is the weighted average fair market value on the dates the services were performed) for consulting services performed.

In September 2003, the Company issued 420,773 shares of the Company's common stock under the 2003 Plan for consulting services rendered, valued at $73,333 (or $0.17 per share, which is the fair market value of the stock on the date of issuance).

In September 2003, the Company issued 542,513 shares of the Company's common stock under the 2003 Plan, valued at $70,527 (or $0.13 per share, which is the fair market value of the stock on the date of issuance), for settlement of accounts payable. The Company recorded a loss on settlement of accounts payable of $1,357 in other expense in the accompanying condensed consolidated statement of operations for the three months ended September 30, 2003.

During the three months ended September 30, 2003, the Company amortized $357,071 of prepaid consulting expense which is being amortized over the respective service periods.

In September 2003, the Company committed to issue 100,000 shares of the Company's common stock valued at $16,000 (or $0.16 per share) to a third party for finders fees related to the convertible debentures, which was recorded as part of deferred financing costs (see Note 6).

Certain common stock purchase agreements with certain investors include a provision in which if for a period of six months from the purchase of shares the Company's common stock closing price for 5 consecutive trading days will be below $0.15 per share, the Company will issue to the investors additional shares, whereby the number of shares purchased and the additional shares, multiplied by $0.10 would be equal to the aggregate purchase price paid. As of September 30, 2003, the aggregate purchase price paid by these investors totaled $310,000 and no additional shares were required to be issued. However, the Company's common stock closing price fell below $0.15 per share for the 5 consecutive trading days ended October 3, 2003, requiring the Company to issue an additional 1,033,334 shares of common stock to those investors. Such shares represent the maximum number of shares required to be issued by the Company under the provisions of these common stock purchase agreements and were issued in the quarter ended December 31, 2003 (see Note 11).

STOCK OPTIONS

The Company has a stock option plan (the "2000 Plan"), as amended, that authorized the issuance of options and shares to acquire up to 2,533,330 registered shares of common stock to officers, employees, directors and consultants. On February 12, 2003, the Company increased the number of registered shares reserved for issuance pursuant to the 2000 Plan amendment to 4,233,330 shares. The 2000 Plan allows for the issuance of either incentive stock options (which can only be granted to employees) and non-qualified stock options, pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the 2000 Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 50% of the fair market value on the date of grant for non-qualified stock options. The number of options under the 2000 Plan available for grant at September 30, 2003 was 2,655,830.

On April 21, 2003, the Company adopted an incentive equity stock plan (the "2003 Plan") that authorized the issuance of up to 10,000,000 shares of common stock in the form of options, rights to purchase common stock and stock bonuses, of which 5,000,000 shares were registered on April 25, 2003 and 5,000,000 shares were registered on June 25, 2003. The 2003 Plan allows for the issuance of incentive stock options (which can only be granted to employees), non-qualified stock options, stock awards, or stock bonuses pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but no longer than a ten-year term. Under the 2003 Plan, the exercise price shall not be less than fair market value on the date of grant for the incentive stock options, and not less than 85% of the fair market value on the date of grant for non-qualified stock options. The number of options under the 2003 Plan available for grant at September 30, 2003 was 3,528,861.

No options were issued or outstanding during the three months ended September 30, 2003.

WARRANTS

From time to time, the Company issues warrants pursuant to various employment, consulting and third party agreements.

During the three months ending September 30, 2003, the Company:

         (i) issued a warrant to purchase 1,000,000 shares of the Company's common stock at $0.50 per share to a third party. The warrant expires in 5 years and vests immediately. The common stock purchase warrant agreement also includes a right by the Company to call any or all shares of the common stock issued under warrant agreement from the warrant holder for (i) $2.00 per share for the first 500,000 shares and (ii) $3.00 per share for the remaining 500,000 shares through July 9, 2004. This call right can by exercised by the Company only if the Company's common stock has a closing price above the call price for 5 consecutive trading days prior to execution of the call right.

         (ii) issued a warrant to purchase 750,000 restricted shares of the Company's common stock at $0.24 per share (the fair market value of the stock on the date of grant) to one of its officers in connection with his employment agreement and recorded $0 of compensation expense as the warrant had an exercise price equal to the market value of the underlying common stock on the date of grant.

         (iii) issued, pursuant to the Securities and Purchase Agreement and in connection with the convertible debenture financing (see Note 6), warrants to purchase one share of the Company's common stock for every two shares underlying the debentures (or 13,333,333 shares of the Company's common stock as of September 30, 2003) at $0.075 per share (below the fair market value on the date of grant), expiring in five years. The fair value of the warrants was recorded as a deferred financing cost (see Note 6).

         (iv) issued a warrant to purchase 2,666,667 shares of the Company's common stock as part of the commission fee in connection with the convertible debenture financing (see Note 6). The warrant has an exercise price of $0.075 per share (below the fair market value on the date of grant), expires in five years, and is valued at $596,938 using the Black-Scholes option pricing model.

Certain common stock purchase warrant agreements issued prior to the quarter ended September 30, 2003 with certain investors include a right by the Company to call any or all shares of the common stock issued under warrant agreement from the warrant holder for (i) $2.00 per share for the first 950,000 shares and
(ii) $3.00 per share for the remaining 950,000 shares through June 9, 2004. This call right can by exercised by the Company only if the Company's common stock has a closing price above the call price for 7 consecutive trading days prior to execution of the call right.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENT

In August 2003, the Company entered into an employment agreement with one of its officers. The agreement is for a five-year term through July 31, 2008 and provides for a base salary of $250,000 per annum through October 1, 2003, $300,000 per annum through October 1, 2004, and an increase of at least 10% annually until the termination date. The agreement also provides for a sign-up bonus of $75,000 payable over a seven month period, annual net profit bonus of 1.25% of the Company's net income, issuance of incentive stock options, and a warrant to issue 750,000 shares of the Company's common stock at $0.24 per share (fair market value of the stock on the date of grant). Additionally, the agreement provides for a payment of $500,000 upon sale or merger of the Company, and severance payment of one year of base salary.

LITIGATION

On November 15, 2002, Fidelity Mortgage, Inc. ("Fidelity") filed a lawsuit against the Company alleging that the Company breached a sublease with Fidelity. Fidelity is seeking $156,400 in damages plus interest, costs and attorneys' fees. The Company is in the process defending this litigation and has recorded a liability of $156,400 in the accompanying consolidated balance sheet.

As of May 6, 2003, the Company has been responding to what the Company believes are unfounded allegations regarding the assignment of patent rights agreement between the patent inventor and the Company. The Company took affirmative action to speedily resolve the dispute by filing for arbitration on June 6, 2003. The Company believes that the patent inventor's claims lack any merit. Commencement of the arbitration hearing has been scheduled for December 2003. The Company intends to vigorously pursue its claims in the arbitration. Nevertheless, arbitration is uncertain, and the Company may not prevail in the arbitration and can express no opinion as to its ultimate outcome.

In October 2003, two individuals filed a lawsuit against the Company in connection with a consulting agreement and a common stock warrant purchase agreement they allegedly entered into with the Company. Attorneys for the Company have responded disavowing the validity of referenced agreements and the Company intends to have any and all claims in connection with the lawsuit dismissed.

The Company is, from time to time, involved in various legal and other proceedings which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the consolidated financial position or results of operations of the Company.

INDEMNITIES AND GUARANTEES

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company's officers, under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 9 - RELATED PARTY TRANSACTIONS

During the three months ended September 30, 2002, the Company recorded expense of approximately $135,000 related to various related parties, including officers and /or stockholders of the Company, for consulting and other administrative services and expenses. No such expenses were incurred during the three months ended September 30, 2003, mainly because these related parties became employees of the Company under employment agreements.

Also, during the three months ended September 30, 2003, the Company issued 127,171 shares of its common stock to a stockholder for consulting services valued at $26,706.

In July 2003, the Company entered into a non-interest bearing promissory note for $112,500 with one of its shareholders, which was due on demand. In August 2003, the Company issued 1,500,000 shares of its restricted common stock to the shareholder for a full payment of this promissory note. Based on the estimated fair value of the stock issued, the Company recognized interest expense of $202,500 during the three months ended September 30, 2003 in the accompanying condensed consolidated statements of operations.

In November 2002, the Company entered into a non-interest bearing note, due on demand, for a purchase of certain office furniture from one of its officers for $17,500. The Company repaid this note in full in August 2003.

NOTE 10 - BASIC AND DILUTED LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the three months ended September 30, 2003 and 2002:

                                                                                   2003                     2002
                                                                       --------------------      -------------------

              Numerator for basic and diluted loss per
                common share - net loss                                 $     (1,994,603)       $        (318,537)
                                                                         ===============         ================



              Denominator for basic and diluted loss per

                common share - weighted average shares                 $      42,865,278        $      13,801,500
                                                                        ================         ================



              Basic and diluted loss per common share                   $          (0.05)       $          (0.02)
                                                                         ===============         ===============



NOTE 11 - SUBSEQUENT EVENTS

In October 2003, the Company received an advance of $200,000 against the $1,000,000 due at the second funding of the convertible debenture financing (see
Note 6). Consideration for this advance, among other items, included reducing the exercise price of the stock purchase warrants issued pursuant to the original Securities Purchase Agreement and a warrant to purchase 2,666,667 shares of the Company's common stock issued as part of the commission fee in connection with the convertible debenture financing (see Note 6) from $0.075 to $0.01. In addition, the Company granted to the convertible debenture purchasers a continuing security interest in substantially all of the Company's assets and agreed to refrain from issuing shares or granting options to the Company's employees, officers or directors in excess of 50,000 shares per month for a period of 12 months, without the prior written consent of the convertible debenture purchasers. The convertible debenture purchasers agreed to subordinate their security interests to a potential future factor lien as may be required for the Company to factor its accounts receivable.

In October 2003, the Company finalized a License Agreement which grants to the Company exclusive rights, worldwide, to sell and distribute all of the licensor's products including, but not limited to, intellectual property rights and related associated research and development efforts and FDA approvals on an H.I.V. test kit, in-vitro drug test kit and a cardiac pulmonary test kit. In consideration for the License Agreement, the Company released 3,260,760 previously issued shares of its common stock from escrow. The term of the License Agreement is one year, although so long as the Company meets certain proposed sales projections, the agreement will be extended for four additional one-year terms. After this period, if neither party terminates the License Agreement, it will be extended for an additional five-year term. The term of the License Agreement will become effective four months after all required regulatory clearances have been obtained for certain of the licensed products and after the licensor has obtained a manufacturer to manufacture the products in accordance with the terms of the License Agreement, which requires the manufacturing to be at or below a certain price for the various products. The Company will determine and record the value of the License Agreement in its quarter ending December 31, 2003.

The Company issued 1,033,334 shares of common stock to certain investors in connection with certain provisions in common stock purchase agreements (see Note
7). Such shares represent the maximum number of shares required to be issued by the Company under the provisions of these common stock purchase agreements.

In November 2003, the Company issued 109,094 registered shares and is committed to issue additional 218,187 registered shares of the Company's common stock valued at $32,728 (or $0.10 per share, which is the fair market value of the stock on the date of issuance), for settlement of accrued legal fees. The Company will record a loss on settlement of accounts payable of $6,545 in other expense in the consolidated statement of operations in the quarter ending December 31, 2003.

In November 2003, the Company issued 200,000 registered shares and is committed to issue an additional 550,000 registered shares of the Company's common stock, valued at $60,000 (or $0.08 per share, which is the fair market value of the stock) to a consultant for services performed. As of September 30, 2003, the Company recorded accrued consulting fees of $40,000 in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheet for consulting services performed during the three months ended September 30, 2003, and related to the above share issuance.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         Effective January 1, 2003, certain principals of Corbin & Wertz ("C&W"), our independent auditors, formed Corbin & Company LLP ("C&C"), as a successor public accounting firm and transferred substantially all of C&W's audit and attest clients to C&C. As a result, on February 7, 2003, the Board of Directors approved the engagement of C&C as our independent auditors for the fiscal year ending June 30, 2003.

         C&W did not resign or decline to stand for reelection, but were dismissed on February 7, 2003 to allow the appointment of C&C.

         During the past two fiscal years ending June 30, 2002, C&W's audit opinion on our financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles. C&W's report was modified to include an explanatory paragraph where they expressed substantial doubt about our ability to continue as a going concern.

         There were no disagreements with C&W during the past two most recent fiscal years and through the date of their dismissal on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in
Item 304(a)(1)(iv) of Regulation S-B for small business issuers, during that period of time.


                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

         Moneyzone advanced cash of $300,000 to us in July 2002. Upon consummation of our merger with Moneyzone, the inter-company advance was eliminated in consolidation and recorded as a capital contribution.

         In September 2002, we entered into bridge loan promissory notes ("Notes") with two majority stockholders of Moneyzone for a total of $50,000 with interest at 10% per annum. The principal and interest were due to be paid on the closing of collective funding of not less than $250,000. These Notes were conditionally guaranteed by Timothy J. Owens, our Chief Executive Officer, in the event that we did not pay the Notes in accordance with their terms. In June 2003 we entered into a Settlement Agreement and Mutual General Releases with each of the holders of the Notes, mutually releasing all parties from any and all claims arising out of or related to the Notes, and executed and delivered new Secured Notes and Security Agreements (the "New Notes") in the aggregate principal amount of $50,000. The New Notes were paid in full subsequent to the fiscal year ended June 30, 2003.

         In November 2002, we executed a non-interest bearing note, due on demand, for a purchase of certain office furniture from Steven H. Reder for $17,500. This note was repaid subsequent to June 30, 2003, the end of our last fiscal year.

         During the 2003 and 2002 fiscal years and prior to their employment with us, we retained the services of Timothy J. Owens and Steven H. Reder as consultants. During these periods, we paid or accrued consulting fees of $177,500 and $113,500 to Mr. Owens and consulting fees of $177,500 and $105,000 to Mr. Reder.

         During the 2003 and 2002 fiscal yearswe also retained consulting services of other parties related to the officers and we paid or accrued consulting fees of $93,750 and $14,000 during these periods, respectively.

         In January and February 2003, we issued to the following parties an aggregate of 640,100 shares of our common stock in connection with consulting services having a total value of $331,300:

NAME                       DESCRIPTION                      NO. OF SHARES        $ VALUE
-------------------------------------------------------------------------------------------
Timothy Owens     Officer/Director/5% shareholder             186,200           $  93,100
Zachariah Owens   Related to Officer/Director                 104,750           $  56,125
Melissa Owens     Related to Officer/Director                 104,750           $  56,125
Geoffrey Reder    Related to Officer/Director                  86,450           $  43,225
Michael Reder     Related to Officer/Director                  86,450           $  43,225
Anne Reder        Related to Officer/Director                  66,500           $  33,250
Willie Reder      Related to Officer/Director                   5,000           $   6,250

         In March 2003, we issued to Shelly Singhal, a 5% stockholder, 50,000 shares of our common stock in exchange for $14,500.

         In April 2003, we issued to Shelly Singhal, a 5% stockholder, 890,893 shares of our common stock in exchange for $118,200.

         In May 2003, we issued to Shelly Singhal, a 5% stockholder, 2,403,838 shares of our common stock in exchange for $137,500.

         In May 2003, before he was retained as our Chief Financial Officer, we issued to Norman A. Kunin 320,000 shares of our common stock as payment for consulting services provided by Kunin Business Consulting, a division of Ace Investors LLC, valued at $32,000.

         In June 2003 we issued to SBI USA, LLC, an affiliate of Shelly Singhal, 1,720,000 shares of our common stock pursuant to the terms of a convertible promissory note in the principal amount of $172,000.

         On August 29, 2003 we issued a total of 1,627,171 shares of our common stock to SBI-USA, LLC, an affiliate of Shelly Singhal. Of this amount, 1,500,000 shares were issued in settlement of a demand promissory note for a loan in the amount of $112,500 and 127,171 shares were issued in payment of amounts due in connection with the termination of a financial advisory agreement dated June 2, 2003.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

         Our common stock trades on the NASD OTC Bulletin Board. Since January 9, 2003, it has traded under the symbol QTFV. Prior to that date, our common stock traded on the NASD OTC Bulletin Board under the symbol MOZN.

         The table below sets forth the range of high and low bid quotes of our common stock for each quarter for the last two fiscal years as reported by Yahoo Finance. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions. The following prices reflect the 5 for 1 stock split that was effected on January 9, 2003.

           -------------------------------------------------------------- --------------------------------------
           QUARTER ENDED                                                                  2003

           -------------------------------------------------------------- --------------------------------------
                                                                                 High                Low
           -------------------------------------------------------------- ------------------- ------------------
           September 30, 2002                                                   $1.20               $0.20
           -------------------------------------------------------------- ------------------- ------------------
           December 31, 2002                                                    $1.20               $0.21
           -------------------------------------------------------------- ------------------- ------------------
           March 31, 2003                                                       $2.00               $0.40
           -------------------------------------------------------------- ------------------- ------------------
           June 30, 2003                                                        $2.00               $0.65
           -------------------------------------------------------------- ------------------- ------------------
                                                                                $0.50               $0.08
           -------------------------------------------------------------- --------------------------------------
                                                                                          2002
           -------------------------------------------------------------- --------------------------------------
                                                                                 High                Low
           -------------------------------------------------------------- ------------------- ------------------
           September 30, 2001                                                   $0.60               $0.40
           -------------------------------------------------------------- ------------------- ------------------
           December 31, 2001                                                    $1.00               $0.20
           -------------------------------------------------------------- ------------------- ------------------
           March 31, 2002                                                         *                   *
           -------------------------------------------------------------- ------------------- ------------------
           June 30, 2002                                                          *                   *
           -------------------------------------------------------------- ------------------- ------------------

*No trades of our common stock were made during the third and fourth quarters of the June 30, 2002 fiscal year.

         There were approximately 385 holders of our common stock of record as of November 18, 2003.

DIVIDENDS

         We have never declared or paid cash dividends on our common stock, and our present policy is not to pay cash dividends on our common stock. Any payment of cash dividends in the future will be wholly dependent upon our earnings, financial condition, capital requirements and other factors deemed relevant by our board of directors. It is not likely that cash dividends will be paid in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

         Set forth in the table below is information regarding awards made through compensation plans or arrangements through June 30, 2003, the most recently completed fiscal year.

----------------------------- -------------------------- -------------------------- --------------------------
                                                                                    Number of securities
                                                                                    remaining available for
                                                                                    future issuance under
                              Number of securities to    Weighted average           equity compensation
                              be issued upon exercise    exercise price of          plans (excluding
                              of outstanding options,    outstanding options,       securities reflected in
Plan Category                 warrants and rights        warrants and rights        column 2)
----------------------------- -------------------------- -------------------------- --------------------------

----------------------------- -------------------------- -------------------------- --------------------------
Equity Compensation Plans
Approved by Security Holders             N/A                        N/A                        N/A
----------------------------- -------------------------- -------------------------- --------------------------

----------------------------- -------------------------- -------------------------- --------------------------
Equity Compensation Plans
Not Approved by Security
Holders                               6,520,000                    $0.00                    7,907,997
----------------------------- -------------------------- -------------------------- --------------------------

----------------------------- -------------------------- -------------------------- --------------------------

         Our 2000 Stock Option Plan (the "2000 Plan"), as amended, authorizes the issuance of options and common stock to officers, employees, directors and consultants. We initially reserved 2,533,330 shares of our common stock for awards to be made under the 2000 Plan. On February 12, 2003, we increased the number of shares of common stock reserved for issuance to 4,233,330 shares, pursuant to a Plan Amendment. The common stock reserved for issuance pursuant to the 2000 Plan has been registered on an S-8 Registration Statement. The 2000 Plan allows for the issuance of either incentive stock options (which, pursuant to Section 422 of the Internal Revenue Code, can only be granted to employees) or non-qualified stock options. The 2000 Plan is administered by a committee of two or more members of the Board of Directors or, if no committee is appointed, then by the Board of Directors. The committee, or the Board of Directors if there is no committee, determines the type of option granted, the exercise price, the option term, which may be no more than ten years, terms and conditions of exercisability and methods of exercise. Options must vest within ten-years. Under the 2000 Plan, the exercise price may not be less than fair market value on the date of grant for incentive stock options, and not less than 50% of the fair market value on the date of grant for non-qualified stock options. The 2000 Plan also allows for the granting of Stock Appreciation Rights in conjunction with all or part of any stock option granted. No Stock Appreciation Rights have been granted. The number of options under the Plan available for grant at June 30, 2003 was 2,655,830.

         On April 21, 2003 our Board of Directors adopted the 2003 Incentive Equity Stock Plan (the "2003 Plan"). The 2003 Plan authorizes the issuance of options, right to purchase common stock and stock bonuses to officers, employees, directors and consultants. We reserved 10,000,000 shares of our common stock for awards to be made under the 2003 Plan. On April 25, 2003 we filed a registration statement on Form S-8 to register 5,000,000 of these shares. The 2003 Plan is administered by a committee of two or more members of the Board of Directors or, if no committee is appointed, then by the Board of Directors. The 2003 Plan allows for the issuance of incentive stock options (which can only be granted to employees), non-qualified stock options, stock awards, or stock bonuses. The committee, or the Board of Directors if there is no committee, determines the type of option granted, the exercise price, the option term, which may be no more than ten years, terms and conditions of exercisability and methods of exercise. Options must vest within ten-years. Under the 2003 Plan, the exercise price may not be less than fair market value on the date of grant for the incentive stock options, and not less than 85% of the fair market value on the date of grant for non-qualified stock options. The number of options under the 2003 Plan available for grant at June 30, 2003 was 5,252,167.

DIVIDENDS

         We have not paid any cash dividends and we currently intend to retain any future earnings, to the extent we have such earnings, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

WHERE YOU CAN FIND FURTHER INFORMATION ABOUT US

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

         This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

         No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                             EXECUTIVE COMPENSATION
                     REMUNERATION OF DIRECTORS AND OFFICERS

         The following tables and discussion set forth information with respect to all compensation, including incentive stock option plan and non-plan compensation awarded to, earned by or paid to the President and Chief Executive Officer for all services rendered in all capacities to us for each of our last three completed fiscal years. No disclosure has been made for any executive officer, other than the Chief Executive Officer and President, because, during the last three completed fiscal years, there were no other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                 ANNUAL COMPENSATION                    AWARDS                              PAYOUTS
                             --------------------------------------------------------------------------------------
                                                     Other          Restricted                            All Other
                                                      Annual        Stock        Securities     LTIP      Compen-sation
Name and Principal            Salary       Bonus     Compensation(NoAwards       Underlying     Payout       ($)
Position               Year   (Note 1)     (Note 2)  3)                 ($)      Options/SARs     ($)
                                  ($)        ($)          ($)

Timothy J. Owens,      2003     16,750     100,000      177,500          0         1,280,000       0          0
Chief Executive        2002        0          0         113,500          0             0           0          0
Officer                2001        0          0            0             0             0           0          0

Steven H. Reder        2003     16,750     100,000      177,500          0         1,280,000       0          0
President              2002        0          0         105,000          0             0           0          0
                       2001        0          0            0             0             0           0          0

Note 1 - These salaries are accrued and unpaid for the period June 9 through June 30, 2003.
Note 2 - These bonuses are accrued pursuant to employment agreements dated June 9, 2003, but have not been paid.
Note 3 - Represent total amounts due to these executive officers pursuant to consulting agreements that pre-dated their employment. Cash payments made to Timothy J. Owens for the years 2003 and 2002 were $162,500 and $32,500, respectively. Cash payments made to Steven Reder for the years 2003 and 2002 were $162,500 and $35,000, respectively.

STOCK OPTIONS

         The following tables set forth certain information concerning the granting and exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

--------------------------------------------------------------------------------------------------------------------
                                            OPTION/SAR GRANTS FOR LAST
                                         FISCAL YEAR-INDIVIDUAL GRANTS(1)
-------------------------- -------------------- ---------------------- ---------------------- ----------------------

                                Number of            % of Total
                               Securities       Options/SARs Granted
                               Underlying          to Employees in
                              Options/SARs           Fiscal Year       Exercise Price ($/sh)
Name                           Granted (#)                                                       Expiration Date
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Timothy J. Owens                1,280,000                50%                $0.17/share           June 9, 2008

Steven H. Reder                 1,280,000                50%                $0.17/share           June 9, 2008

-------------------------- -------------------- ---------------------- ---------------------- ----------------------


--------------------------------------------------------------------------------------------------------------------
                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                          AND FY-END OPTION/SAR VALUES(1)
-------------------------- -------------------- ---------------------- ---------------------- ----------------------

                                                                                                    Value of
                                                                             Number of             Unexercised
                                                                            Unexercised           In-the-Money
                                                                           Options/SARs           Options/SARs
                                                                          at FY-End (#)          at FY-End ($)(2)
                             Shares Acquired      Value Realized(1)       Unexercisable/         Unexercisable/
Name                         on Exercise (#)             ($)                Exercisable            Exercisable
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Timothy J. Owens                   -0-                   -0-                0/1,280,000               $0/$0

Steven H. Reder                    -0-                   -0-                0/1,280,000               $0/$0

-------------------------- -------------------- ---------------------- ---------------------- ----------------------

(1) Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the common stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

DIRECTOR COMPENSATION

         There is no standard or individual compensation package for any of the directors.

EMPLOYMENT CONTRACTS

         In June 2003 we entered into an employment agreement with Timothy J. Owens to employ him as Chief Executive Officer. The agreement is for a five year term, through June 8, 2008, and provides for a base salary of $300,000 per year through October 1, 2003, $360,000 per year through October 1, 2004, and an increase of at least 10% annually until the termination date. The agreement also provides for a one-time signing bonus of $100,000, payable in four equal payments of $25,000 each on July 1 and October 1, 2003 and January 1 and April 1, 2004, a bonus computed annually totaling 2.00% of net income, issuance of incentive stock options and a warrant to purchase 1,280,000 shares of our common stock at an exercise price of $0.17 per share, the fair market value of the common stock on the date of issuance. Additionally, the agreement provides for a payment of $720,000 upon certain transactions, such as a sale of substantially all of our assets or a merger, and a severance benefit of one year's base salary. As of the date of filing this prospectus, Mr. Owens has not been paid any of the signing bonus and has received partial advances against his base salary in the aggregate amount of $30,000.

         In June 2003 we entered into an employment agreement with Steven H. Reder to employ him as President. The agreement is for a five year term, through June 8, 2008, and provides for a base salary of $300,000 per year through October 1, 2003, $360,000 per year through October 1, 2004, and an increase of at least 10% annually until the termination date. The agreement also provides for a one-time signing bonus of $100,000, payable in four equal payments of $25,000 each on July 1 and October 1, 2003 and January 1 and April 1, 2004, a bonus computed annually totaling 2.00% of net income, issuance of incentive stock options and a warrant to purchase 1,280,000 shares of our common stock at an exercise price of $0.17 per share, the fair market value of the common stock on the date of issuance. Additionally, the agreement provides for a payment of $720,000 upon certain transactions, such as a sale of substantially all of our assets or a merger, and a severance benefit of one year's base salary. As of the date of filing this prospectus, Mr. Reder has not been paid any of his signing bonus and has received partial advances against his base salary in the aggregate amount of $12,500.

         In August 2003 we entered into an employment agreement with Norman A. Kunin. The agreement is for a five year term, through July 31, 2008, and provides for a base salary of $250,000 per year through October 1, 2003, $300,000 per year through October 1, 2004, and an increase of at least 10% annually until the termination date. The agreement also provides for a one-time signing bonus of $75,000, payable in three equal payments of $25,000 each on August 4 and November 1, 2003 and February 1, 2004, a bonus computed annually totaling 1.25% of net income, issuance of incentive stock options and a warrant to purchase 750,000 shares of our common stock at an exercise price of $0.24 per share, the fair market value of the common stock on the date of issuance. Additionally, the agreement provides for a payment of $500,000 upon certain corporation transactions, such as a sale of substantially all of our assets or a merger, and a severance benefit of one year's base salary. As of the date of filing this prospectus, Mr. Kunin has received his salary when due and a partial advance against his signing bonus in the amount of $17,500.


                                     EXPERTS

         Corbin & Company, LLP audited our financial statements at June 30, 2003 and June 30, 2002, as set forth in their report which includes an emphasis paragraph relating to our ability to continue as a going concern. We have included our financial statements in the prospectus and elsewhere in the registration statements in reliance on the report of Corbin & Company, LLP, given on their authority as experts in accounting and auditing.

         Richardson & Patel LLP has given us an opinion relating to the due issuance of the common stock being registered. Erick E. Richardson, a principal of Richardson & Patel LLP, currently owns 760,322 shares of our common stock and is included as a selling shareholder in this prospectus.

                                   QT 5, INC.

                                   PROSPECTUS

                        10,693,656 Shares of Common Stock

                              December _____, 2003

         No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of QT 5, Inc. since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Ninth of the registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of each of its directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be limited to the fullest extent allowed by the amendment. However, any repeal or modification of the indemnity provided by the General Corporation Law shall not adversely affect any limitation on the personal liability of the registrant's directors.

         The registrant's Certificate of Incorporation requires it, to the extent and in the manner provided by the General Corporation Law, to indemnify any person against expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was one of the registrant's directors or officers.

         The registrant's Bylaws provide that it must, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify its directors and officers for actions they took in good faith and in a manner reasonably believed to be in, or not opposed to, the registrant's best interests. With respect to any criminal action or proceeding, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. The registrant is required by its Bylaws to advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by any officer or director in connection with such proceeding. If the General Corporation Law is amended to provide narrower rights to indemnification than are available under the registrant's Bylaws, such amendment shall not apply to alleged actions or omissions that precede the effective date of such amendment. The registrant's Bylaws permit it to indemnify its employees and agents to the fullest extent permitted by the General Corporation Law.

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. Indemnification must be authorized in the specific case upon a determination that indemnification is proper because the person has met the applicable standard of conduct to require indemnification. This provision of the General Corporation Law of the State of Delaware is not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of the offering, all of which are to be borne by the registrant, are as follows:

          SEC Filing Fee                      $      116.90
          Printing Expenses*                  $    1,000.00

          Registrar and Transfer Agent Fee*   $      350.00
          Legal Fees                          $   35,000.00
          Accounting Fees*                    $   12,500.00
          Miscellaneous*                      $      100.00
          -------------------------------------------------

          Total*                              $   49,066.90

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         During the last three years the registrant sold securities that were not registered under the Securities Act of 1933. The transactions are as follows:

         On January 9, 2003, the registrant consummated a reverse merger with MoneyZone.com, Inc., wherein the registrant issued to stockholders of Quicktest 5, Inc. 25,000,000 shares of common stock in exchange for all the issued and outstanding shares of Quicktest 5, Inc. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In April, May and June 2003 the registrant issued 690,000 shares of its common stock to various consultants for services provided to the registrant. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In April and June 2003 the registrant committed to issue 300,000 shares of its common stock to employees in connection with their initial employment. The weighted average fair market value of this common stock was $75,126 or $0.25 per share. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. These shares were issued in November 2003.

         During the month of June 2003 the registrant sold 2,200,854 shares of common stock at a price of $0.15 per share (which was the weighted average price paid by the investors for the stock issuance) in five separate sales transactions to accredited investors. The sales included, in the aggregate, warrants to purchase 1,900,000 shares of common stock for a weighted average exercise price of $0.58 per share. The warrants have a term of five years. The registrant received aggregate net cash proceeds of $331,000 in these offerings. These transactions were exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933. These purchase agreements included a provision in which, if for a period of six months from the date of purchase, the closing price of the registrant's common stock falls below $0.15 per share for a period of five consecutive trading days, the registrant must issue to these investors additional shares. The registrant's common stock closing price fell below $0.15 per share for five consecutive trading days ended October 3, 2003. Therefore, the registrant is required to issue an additional 1,033,334 shares of common stock to these investors. These shares were issued in November 2003. This issuance is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         On June 23, 2003 the registrant issued 1,720,000 shares of its common stock at a price of $0.10 per share for total proceeds of $172,000 to SBI-USA LLC pursuant to the terms of a convertible promissory note. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In July 2003, the registrant issued 1,000,000 shares of its common stock for cash of $150,000 and a warrant to purchase 1,000,000 shares of the registrant's common stock to William J. Ritger, an accredited individual. The warrant term is five years and the exercise price is $0.50 per share. These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

         In August 2003, the registrant issued 1,500,000 shares of its common stock to SBI USA LLC, one of its shareholders in full payment of a non-interest bearing demand promissory note of $112,500 dated July 25, 2003. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

         In August 2003, the registrant issued 127,171 shares of its common stock to SBI USA LLC, one of its shareholders in exchange for services rendered. The value of the services received was determined by the Board of Directors to be $26,706 (or $0.21 per share), which was the weighted average fair market value on the dates the services were performed. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

         In August 2003, the registrant committed to issue 100,000 shares of its common stock to Shai Stern for services rendered in connection with the convertible debenture financing. The value of the common stock was determined by the Board of Directors to be $0.08 per share. These shares were issued in November 2003 pursuant to an exemption from registration provided by Section 4
(2) of the Securities Act of 1933.

         In August 2003, the registrant entered into a Securities Purchase Agreement with certain accredited institutional investors pursuant to which the registrant issued 6% convertible debentures in the total principal amount of $2,000,000. The debentures are due to be paid on August 22, 2006. The debentures are convertible at the option of the holders into shares of the registrant's common stock at $0.075 with a forced conversion option by the Company if certain closing prices are attained. In connection with the Securities Purchase Agreement, we also issued warrants to purchase 13,333,333 shares of the registrant's common stock at an exercise price of $0.075 per share to these investors. The warrant exercise price was reduced to $0.01 in October 2003. The term of the warrants is five years. These securities were issued pursuant to an exemption from registration provided by Section 4 (2)of the Securities Act of 1933.

         In August 2003, the registrant also issued a warrant to HPC Capital Management to purchase 2,666,667 shares of the registrant's common stock as part of the commission fee paid in connection with the placement of the convertible debentures. The warrant had an exercise price of $0.075 per share, which was reduced to $0.01 per share in October 2003, and expires in five years. These securities were issued pursuant to an exemption from registration provided by
Section 4 (2) of the Securities Act of 1933.

         In August 2003, the registrant issued a warrant to purchase 750,000 shares of the registrant's common stock at $0.24 per share (the fair market value of the stock on the date of grant) to Norman A. Kunin, the registrant's Chief Financial Officer in connection with his employment agreement. The term of the warrant is five years. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

         As part of the negotiations to purchase a non-controlling interest in a bottling facility in Mexico from OCIF-OBAC-SA de CV, the registrant authorized and issued to escrow 2,660,000 shares of its common stock until a definitive agreement could be reached. At present, a definitive agreement has not been reached. The shares were issued and held in escrow subject to a cancellation fee equal to 15% of the shares of the escrowed common stock, unless a definitive agreement was reached. No definitive agreement was reached, therefore the registrant terminated negotiations and transferred 399, 400 shares of its common stock to OCIF-OBAC-SA de CV. The balance of the common stock was returned to the treasury. The registrant also entered into a license agreement of intellectual property with the developers and patent holders of certain rapid test medical devises for an exclusive right to market these devices, at the registrant's option which is discussed in the LICENSES AND OTHER INTELLECTUAL PROPERTIES section of this registration statement. At present 1,000,160 shares of the registrant's common stock have been authorized, issued and released from escrow as a partial payment for the right to market. As an additional payment, the registrant has also issued 2, 260,600 shares of the registrant's common stock. The common stock that has been transferred to OCIF-OBAC-SA de CV and to the developers and patent holders of the rapid test medical devices will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In November 2003, the registrant issued 93,750 shares of its common stock to Donald Cramer in exchange for services rendered and to be rendered valued at $0.08 per share (the fair market value of the stock on the date of issue). These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

         In November 2003, the registrant issued 83,136 shares of its common stock to Asset & Equity Corporation in payment of accounts payable in the amount of $8,729. The shares were valued at $0.08 per share (the fair market value of the stock on the date of issue). These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933.

         In November 2003, the registrant issued 760,322 shares of its common stock to Erick E. Richardson in exchange for services rendered. The value of the common stock was determined by the Board of Directors to be $0.07 per share. These securities were issued pursuant to an exemption from registration provided by Section 4 (2) of the Securities Act of 1933 and are being registered herein.

ITEM 27. EXHIBITS.

         a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

         2.1 Agreement and Plan of Merger, dated as of June 28, 1999, by and among the registrant, EBonlineinc.com, Inc., and John D. Brasher, Jr., incorporated by reference to our Current Report on Form 8-K (File No. 000-25022), dated as of July 15, 1999.

         2.2 Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 28, 1999, by and among the registrant, EBonlineinc.com, Inc., and John D. Brasher, Jr., incorporated by reference to our Current Report on Form 8-K (File No. 000-25022), dated as of July 15, 1999.

         2.3 Letter Agreement between MoneyZone.com and Global Capital Partners Inc. dated as of March 7, 2001, incorporated by reference to our Current Report on Form 8-K (File No. 000-25022), dated as of March 7, 2001.

         2.4 Agreement and Plan of Merger, dated as of July 15, 2002, by and among the registrant and QuickTest 5, Inc., incorporated by reference to Exhibit
10.2 of our Schedule 14C (File No. 000-25022), filed with the Commission on December 11, 2002 (the "Schedule 14C").

         2.5 Certificate of Merger, dated as of January 9, 2003, between the registrant and Quicktest 5, Inc., incorporated by reference to Exhibit 10.1 of the Schedule 14C.

         3.1 Certificate of Incorporation, dated as of April 4, 1989, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

         3.2 Certificate of Amendment to Certificate of Incorporation, dated as of November 8, 1990, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

         3.3 Certificate of Amendment to Certificate of Incorporation, dated as of October 26, 1994, incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

         3.4 Certificate of Increase in Number of Authorized Shares of Common Stock, dated as of July 8, 1996, amending the Certificate of Incorporation, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

         3.5 Certificate of Amendment to Certificate of Incorporation, dated as of March 12, 1997, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

         3.6 Certificate of Amendment to Certificate of Incorporation, dated as of March 20, 1998, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of April 14, 1998.

         3.7 Certificate of Amendment to Certificate of Incorporation, dated as of March 31, 1998, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of April 14, 1998.

         3.8 Certificate of Amendment to Certificate of Incorporation, dated as of July 8, 1999, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

         3.9 Certificate of Amendment to Certificate of Incorporation, dated as of July 22, 1999, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

         3.10 Certificate of Amendment to Certificate of Incorporation, dated as of December 17, 1999, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

         3.11 By-Laws of MoneyZone.com, Inc., incorporated by reference to Registration Statement on Form 10-SB (File No. 0-25022), dated as of October 27, 1994.

         4.1 Form of Registration Rights Agreement, dated as of October 1, 1999, by and among EBonlineinc.com, and each of the investors listed on Exhibit A thereto, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022), dated as of March 30, 2000.

         4.2 Convertible Debenture Purchase and Exchange Agreement dated as of September 15, 2000, incorporated by reference to our Current Report on Form 8-K (File No. 000-25022), dated as of September 15, 2000.

         4.3 6% Convertible and Exchangeable Debenture, incorporated by reference to our Current Report on Form 8-K (File No. 000-25022), dated as of September 15, 2000.

         4.4 Common Stock Purchase Warrant, incorporated by reference to our Current Report on Form 8-K (File No. 000-25022), dated as of September 15, 2000.

         4.5 Registration Rights Agreement, incorporated by reference to our Current Report on Form 8-K (File No. 000-25022), dated as of September 15, 2000.

         4.6 Registration Rights Agreement by and among registrant and NDMS Investments, L.P. and NDMS Investments, L.P. assignees incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of April 15, 2003.

         4.7 $150,000 Promissory Note dated September 30, 2002, between the registrant and NDMS Investments, L.P. incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of April 15, 2003.

         4.8 Amendment No. 1 to $150,000 Promissory Note dated February 28, 2003 incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of April 15, 2003.

         4.9 Registration Rights Agreement dated September 30, 2002, between the registrant and NDMS Investments, L.P. incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of April 15, 2003.

         5. Opinion on legality from Richardson & Patel LLC, filed herewith.

         10.1 Office Building Lease dated March 15, 2002 between the registrant and Village Green Officer Park incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of April 15, 2003.

         10.2 Agreement for the Assignment of Patent Rights, dated April 7, 2002, by and between the registrant and Marshall Anlauf Thompson, incorporated by reference to Exhibit 99.1 of the registrant's Form 8-K as filed with the Commission on January 24, 2003.

         10.3 2000 Stock Option Plan, incorporated by reference to Exhibit 10.1 of the registrant's Form S-8 (File No. 333-92236) filed with the Commission on July 11, 2002 (the "Form S-8").

         10.4 Amendment No. 1 to the 2000 Stock Option Plan, incorporated by reference to Exhibit 10.2 of the Form S-8.

         10.5 Amendment No. 2 to the 2000 Stock Option Plan, incorporated by reference to Exhibit 10.3 of the registrant's Form S-8 (File No. 333-103208) filed with the Commission on February 14, 2003.

         10.6 Issuance Agreement dated September 30, 2002, by and between the registrant and NDMS Investments, L.P. incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of April 15, 2003.

         10.7 Issuance Agreement, dated December 31, 2002, by and between the registrant and NDMS Investments, L.P. incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of April 15, 2003.

         10.8 2003 Incentive Equity Stock Plan, incorporated by reference to
Exhibit 10.1 of the registrant's Form S-8 (File No. 333-104740) filed with the Commission on April 25, 2003.

         10.9 Employment Agreement dated June 9, 2003 between the registrant and Timothy J. Owens, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

         10.10 Employment Agreement dated June 9, 2003 between the registrant and Steven H. Reder, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

         10.11 Employment Agreement dated August 4, 2003 between the registrant and Norman Kunin, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

         10.12 Common Stock Purchase Warrant dated June 9, 2003 issued to Timothy J. Owens, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

         10.13 Common Stock Purchase Warrant dated June 9, 2003 issued to Steven Reder, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

         10.14 Common Stock Purchase Warrant dated August 4, 2003 issued to Norman A. Kunin, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

         10.15 Securities Purchase Agreement dated August 19, 2003 between the registrant and various holders of the registrant's convertible debentures, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

         10.16 Registration Rights Agreement dated August 19, 2003 between the registrant and various holders of the registrant's convertible debentures, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

         10.17 Warrant dated August 19, 2003 between the registrant and various holders of the registrant's convertible debentures, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

         10.18 6% Convertible Debenture entered into by the registrant and various holders on August 22, 2003, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

         10.19 Letter to holders of 6% Convertible Debentures regarding advance, incorporated by reference to our Form 8-K (File No. 000-25022) filed with the Securities and Exchange Commission on October 31, 2003.

         10.20 Security Agreement executed by the registrant in favor of the holders of the 6% Convertible Debentures, incorporated by reference to our Form 8-K (File No. 000-25022) filed with the Securities and Exchange Commission on October 31, 2003.

         10.21 License Agreement of Intellectual Property entered into by the registrant and VMM, LLC in October 2003, incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-`09370) filed with the Securities and Exchange Commission on October 1, 2003.

         10.22 Agreement for Purchase of Accounts entered into by the registrant and AeroFund Financial, Inc. dated October 20, 2003, filed herewith.

         16. Letter on change in certifying accountant, incorporated by reference to the Current Report on Form 8-K (File No. 000-25022) dated February 12, 2003.

         21 Subsidiaries of the registrant, incorporated by reference to our Annual Report on Form 10-KSB (File No. 000-25022) dated as of September 19, 2003.

         22.1 Information Statement on Schedule 14C, incorporated by reference to Schedule 14C (File No. 000-25022), dated as of March 20, 2000.

         22.2 Information Statement on Schedule 14C, incorporated by reference to Schedule 14C (File No. 000-25022), dated as of December 11, 2002.

         23 Consent of Corbin & Company LLC, dated December 2, 2003, filed herewith.

ITEM 28. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

                  (iii) To include any additional or changed material information on the plan of distribution.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California on the 3rd day of December 2003.

                                            QT 5, Inc.
                                            a Delaware corporation


                                            By:      /s/ Timothy J. Owens
                                                     --------------------------------------------
                                                     Timothy J. Owens, Chief Executive Officer


                                                     /s/Norman A. Kunin
                                                     --------------------------------------------
                                                     Norman A. Kunin, Chief Financial Officer

         Pursuant to the requirements of the 1933 Securities Act, this Form SB-2
Registration Statement has been signed by the following persons in the capacities with QT 5, Inc. and on the dates indicated.



Dated:  December 3, 2003
                                                     /s/Timothy J. Owens
                                                     -----------------------------------------------------
                                                     Timothy J. Owens, Chief Executive Officer and Director



Dated:  December 3, 2003
                                                     /s/Steven Reder
                                                     Steven Reder, President and Director



Dated:  December 3, 2003
                                                     /s/Norman A. Kunin
                                                     -----------------------------------------------------
                                                     Norman A. Kunin, Chief Financial Officer
